UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Oportun Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of the Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 27, 2023

Dear Oportun Stockholder:

I am pleased to invite you to attend the 2023 Annual Meeting of Stockholders (and any postponement, adjournment or delay thereof, the “Annual Meeting”) of Oportun Financial Corporation (“Oportun” or the “Company”) on Tuesday, June 6, 2023, beginning at 8:00 a.m. Pacific time. The Annual Meeting will be held virtually via a live interactive audio webcast on the internet. You will be able to vote and submit your questions during the Annual Meeting at www.virtualshareholdermeeting.com/OPRT2023.

Your vote is very important. Regardless of whether you plan to virtually attend the Annual Meeting, we hope you will vote as soon as possible. You may vote by proxy over the internet, by telephone or, if you received paper copies of the proxy statement by mail, you may also vote by mail by following the instructions on your proxy card. The attached proxy statement contains details of the business to be conducted at the Annual Meeting and additional information on how to vote.

On behalf of the board of directors, I would like to express our appreciation for your ongoing support of Oportun and our mission to provide inclusive, affordable financial services.

Sincerely,

Raul Vazquez

Chief Executive Officer

Proxy Statement Overview

Information about the Annual Meeting

DATE AND TIME:	MEETING:	RECORD DATE:

June 6, 2023 8:00 a.m., Pacific Time	www.virtualshareholdermeeting.co m/OPRT2023	Close of business on April 17, 2023

How to Vote

Stockholders of record as of the Record Date may vote via the Internet at www.proxyvote.com, by telephone at 1-800-690-6903, by completing and returning your proxy card or voting instruction form, in person at the Annual Meeting, or by scanning with your mobile device the QR code provided to you. See the “How do I Vote?” section on page 2.

Over the Internet at www.proxyvote.com	By telephone at 1-800-690-6903	By mailing your completed proxy card or voting instruction form in the envelope provided	At the Annual Meeting	By scanning the QR code with your mobile device

Voting Matters and Board Recommendations

The Board unanimously recommends that you vote as follows:

	Board’s recommendation		Page reference
1. Elect two directors for a term of three years until their successors are elected and duly qualified	☑	FOR	8
2. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm	☑	FOR	9
3. Approve, by a non-binding advisory vote, the compensation of our named executive officers	☑	FOR	11

We may also transact any other business that may properly come before the Annual Meeting. As of the date of this proxy statement, we are not aware of any business to be presented in consideration other than the matters described in this proxy statement.

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DIRECTORS

Name	Age	Director since	Independent	Committees
Director nominees whose terms expire in 2026
Jo Ann Barefoot	73	2016	✓	• Audit and Risk • Credit Risk and Finance

Sandra A. Smith	52	2021	✓	• Audit and Risk • Credit Risk and Finance (Chair)
Directors whose terms expire in 2025
Carl Pascarella Independent Lead Director	80	2010	✓	• Compensation and Leadership • Credit Risk and Finance

Raul Vazquez	51	2012		None

R. Neil Williams	70	2017	✓	• Audit and Risk (Chair) • Credit Risk and Finance
Directors whose terms expire in 2024
Roy Banks	56	2021	✓	• Compensation and Leadership • Credit Risk and Finance

Ginny Lee	56	2021	✓	• Compensation and Leadership • Nominating, Governance and Social Responsibility (Chair)

Louis Miramontes	68	2014	✓	• Audit and Risk • Nominating, Governance and Social Responsibility

BOARD DIVERSITY

The table below provides certain highlights of the composition of our board members as of April 17, 2023. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Total number of directors	10

Gender identity	Female	Male

	3	7

Number of Directors who identify in Any of the Categories Below:

African American or Black	—	1

Alaskan Native or Native American	—	—

Asian	1	—

Hispanic or Latinx	—	2

Native Hawaiian or Pacific Islander	—	—

White	2	4

Two or More Races or Ethnicities	—	1

LGBTQ+	—	1

Did Not Disclose	—	1

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70% Directors self- identify as female or from an underrepresented community	40% Female in Board and committee leadership positions

BOARD EXPERIENCE

CORPORATE GOVERNANCE HIGHLIGHTS

The Board is committed to exercising good corporate governance practices, which include:

•	Independent Lead Director of the Board

•	Board comprised almost entirely of independent directors – nine of the ten directors are independent

•	Each standing committee composed exclusively of independent directors

•	Regular committee meetings throughout the year, including executive sessions without management

•	Committee authority to retain independent advisors

•	Annual Board and committee evaluations

•	Stock ownership guidelines for our Section 16 officers and Board

•	Robust code of business conduct

•	Robust insider trading and related party transactions policies

•	Robust clawback policy

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EXECUTIVE COMPENSATION HIGHLIGHTS

We pay for performance and manage Oportun for the long-term

Effective Design	• Focus on superior corporate results and stockholder value creation, with appropriate consideration of risk

• Recognize and reward our executive officers fairly for achieving or exceeding rigorous corporate and individual objectives

• Balanced compensation philosophy utilizing a mix of cash and equity, short-term and long-term elements, and fixed and variable (at-risk) incentives

• Foster a performance-based culture, where rewards are distributed based upon results-focused goals

• Commitment to our mission

Governance Practices	• Independent compensation consultant who works exclusively for the compensation and leadership committee
• Robust stock ownership and holding requirements
• Annual advisory “Say-on-Pay” vote

•  Clawback policy providing ability to recover incentive cash compensation and performance-based equity awards based on financial results that were subsequently restated due to fraud or intentional misconduct

• No hedging or pledging of stock allowed

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Oportun Financial Corporation

2 Circle Star Way

San Carlos, California 94070

Notice of the 2023 Annual Meeting of Stockholders

Date and Time:	The Annual Meeting will be held virtually through a live, interactive audio webcast on Tuesday, June 6, 2023 at 8:00 a.m. Pacific time. There will be no physical meeting location.

Access to the Audio Webcast of the Annual Meeting:

The live, interactive audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. Pacific time. Online access will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your computer audio system. We encourage you to access the Annual Meeting prior to the start time.

Log in Instructions:

To attend the Annual Meeting, log in at www.virtualshareholdermeeting.com/OPRT2023. You will need your unique control number on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials.

Submitting Questions for the Virtual Annual Meeting:

You may submit a question in advance of the meeting by visiting www.proxyvote.com. Once online access to the Annual Meeting is open, stockholders may submit questions, if any, on www.virtualshareholdermeeting.com/OPRT2023. To log-in to either site to submit a question, you will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints.

Voting Your Shares at the Virtual Annual Meeting:

You may vote your shares at the Annual Meeting even if you have previously submitted your vote. For instructions on how to do so, see the section below titled “Voting and Meeting Information—How do I vote?”

Meeting Agenda:	1)

To elect each of the two Class I directors nominated by our board of directors (the “Board”) and named in this proxy statement to serve for a three-year term until our 2026 annual meeting of stockholders.

	2)	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023.

	3)	To approve, on an advisory basis, Oportun’s named executive officer (“NEO”) compensation, as described in the proxy materials.

	4)	To conduct any other business properly brought before the Annual Meeting.

Record Date:	The record date for the Annual Meeting is April 17, 2023 (the “Record Date”). Only stockholders of record at the close of business on that date may vote at the Annual Meeting.

Mailing Date:

We expect to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and annual report on or about April 27, 2023. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com. You will be asked to enter the sixteen-digit control number located on your Notice or proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 6, 2023. The Notice of Meeting, Proxy Statement, and Annual Report on Form 10-K are available free of charge at www.proxyvote.com and at www.investor.oportun.com.

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding our environmental and social goals, commitments, and strategies. These statements involve risks and uncertainties. Actual results could differ materially from any future results expressed or implied by the forward-looking statements for a variety of reasons, including due to the risks and uncertainties that are discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 that has been filed with the Securities and Exchange Commission (“SEC”) and subsequent filings we may make with the SEC from time to time. We assume no obligation to update any forward-looking statements or information after the date of this proxy statement.

Voting and Meeting Information

The information provided in this “Voting and Meeting Information” section is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website in this proxy statement are inactive textual references only.

What matters am I voting on?

There are three matters scheduled for a vote:

•	Election of each of two Class I directors nominated by our Board and named in this proxy statement to serve for a three-year term until our 2026 annual meeting of stockholders;

•	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023; and

•	Approval, on an advisory non-binding basis, of the compensation of our NEOs, as described in this proxy statement.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

We have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice because our Board is soliciting your proxy to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We expect to mail the Notice on or about April 27, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

Why are we holding a virtual Annual Meeting?

The Annual Meeting will be conducted as a virtual meeting of stockholders by means of a live interactive audio webcast. We believe that hosting a virtual meeting enables greater stockholder attendance and participation from any location, improved communication and cost savings to our stockholders. The virtual Annual Meeting will allow our stockholders to ask questions and to vote.

How do I attend and participate in the Annual Meeting?

The Annual Meeting will be held at 8:00 a.m. Pacific time on June 6, 2023 at www.virtualshareholdermeeting.com/OPRT2023. We encourage you to access the Annual Meeting prior to the start time. Online access to the live, interactive audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting, and you should allow ample time to ensure your ability to access the Annual Meeting.

The stockholders’ question and answer session will include questions submitted in advance of, and questions submitted live, during the Annual Meeting. You may submit a question in advance of the meeting by visiting www.proxyvote.com. You may submit a question at any time during the Annual Meeting by visiting www.virtualshareholdermeeting.com/OPRT2023. To log-in to either site to submit a question, you will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. Questions pertinent to the Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints.

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Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 17, 2023 (the “Record Date”) will be entitled to vote at the meeting. On the Record Date, there were 33,884,346 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares of common stock were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote during the Annual Meeting, or by proxy via the internet, telephone, or mail. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If, on Record Date, your shares of common stock were held, not in your name, but rather by a broker, bank, or other nominee, then you are the beneficial owner of shares held in “street name” and Annual Meeting materials will be forwarded to you by your broker, bank or other nominee. Your broker, bank or nominee is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. Since you are not the stockholder of record, you may vote your shares during the Annual Meeting only by obtaining a “legal proxy” and following the instructions from your broker, bank or other nominee.

What if another matter is properly brought before the meeting?

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named as proxyholders in this proxy statement will vote on those matters.

How do I vote?

The procedures for voting are as follows:

Voting by Proxy Without Attending the Annual Meeting

You may direct how your shares are voted by proxy without attending the Annual Meeting.

You may vote your shares by proxy in any of the following three ways:

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Using the Internet. Stockholders of record may vote online before the Annual Meeting, by going to www.proxyvote.com and following the instructions. Beneficial owners may vote by accessing the website specified on the voting instruction forms provided by their brokers, banks or other nominees. You will be required to enter the control number that is included on your proxy card or other voting instruction form provided by your broker, bank or other nominee. Online proxy voting via the internet is available 24 hours a day and will close 11:59 p.m. Pacific time, on June 5, 2023 for shares held by stockholders of record. Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your internet access.

•

By Telephone. Stockholders of record may vote by calling 1-800-690-6903 and following the recorded instructions. Beneficial owners may vote by calling the number specified on the voting instruction forms provided by their brokers, trusts, banks or other nominees. You will be required to enter the

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control number that is included on your proxy card or other voting instruction form provided by your broker, trust, bank or other nominee. Telephone proxy voting is available 24 hours a day and will close 11:59 p.m., Pacific time, on June 5, 2023 for shares held by stockholders of record.

•

By Mail. Stockholders of record may submit proxies by mail by signing and dating the printed proxy cards included with their proxy materials and mailing them in the accompanying pre-addressed envelopes to be received prior to the Annual Meeting. Beneficial owners may vote by signing and dating the voting instruction forms provided and mailing them in the accompanying pre-addressed envelopes in accordance with the instructions provided.

Voting at the Virtual Annual Meeting

You may vote your shares at the Annual Meeting even if you have previously submitted your vote. To vote at the Annual Meeting, log in at www.virtualshareholdermeeting.com/OPRT2023. You will need your unique control number included on your proxy card (printed in the box and marked by the arrow) or on the instructions that accompanied your proxy materials. If you are the beneficial owner of shares held through a broker, bank or other nominee, please follow the instructions provided by your broker, bank or other nominee.

What is the effect of giving a proxy?

A proxy is your legal designation of another person to vote the stock you own at the Annual Meeting. The person you designate is your “proxy,” and you give your proxy authority to vote your shares by voting over the Internet or by telephone, or if you requested to receive a printed copy of the proxy materials, by submitting the proxy card.

Proxies are solicited by and on behalf of our Board, and our Board has designated Raul Vazquez, Jonathan Coblentz and Joan Aristei to serve as proxy holders for the Annual Meeting. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board described herein. If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned or postponed, the proxy holders can also vote your shares on the new meeting date unless you have properly revoked your proxy instructions as described above.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by (i) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) submitting a later-dated proxy relating to the same stock by mail, telephone or the internet prior to the vote at the Annual Meeting, or (iii) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Stockholders of record may also follow the instructions provided on the proxy card to submit a new proxy by telephone or via the internet.

If you are a beneficial owner, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, bank or other nominee.

How many votes do I have?

Each holder of common stock will have the right to one vote per share of common stock.

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Are a certain number of shares required to be present at the Annual Meeting?

A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting for the transaction of any business. If a quorum is established, each stockholder entitled to vote at the Annual Meeting will be entitled to one vote, virtually or by proxy, for each share of stock entitled to vote held by such stockholder on the Record Date, April 17, 2023. On the Record Date, there were 33,884,346 shares of common stock outstanding and entitled to vote. To have a quorum the holders of shares representing an aggregate of 16,942,174 votes must be present virtually or be represented by proxy at the Annual Meeting. Proxies received but marked as abstentions and broker “non-votes” will be included in the calculation of the number of votes considered to be present at the Annual Meeting and will be counted for quorum purposes.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote during the Annual Meeting, or through the internet, by telephone or by completing your proxy card before the meeting, your shares will not be voted and will not count towards the quorum.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal, and occur when shares present at the meeting are marked “Abstain.” Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

A broker has discretionary authority to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters.

Proposals 1 and 3, the election of two Class I directors and the advisory vote on the compensation of our NEOs, respectively, are non-routine matters so your broker, bank or other nominee may not vote your shares on Proposals 1 and 3 without your instructions. Proposal 2, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023, is a routine matter so your broker, bank or other nominee may vote your shares on Proposal 2 even in the absence of your instruction.

What if I return a proxy card but do not make specific choices?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted in accordance with our Board’s recommendations:

•	FOR the election of each of the two Class I directors nominated by our Board and named in this proxy statement to serve for a three-year term until our 2026 annual meeting of stockholders;

•	FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023; and

•	FOR the approval, on an advisory non-binding basis, of the compensation of our NEOs, as described in this proxy statement.

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•	If any other matter is properly presented at the Annual Meeting, the proxyholders named on your proxy card will vote your shares using their best judgment.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee

If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will only be able to vote on our only routine matter, Proposal 2, ratification of Deloitte & Touche LLP, as our independent registered accounting firm for the year ending December 31, 2023. In the absence of timely directions, your shares will be treated as a broker non-vote on Proposals 1 and 3, the election of two Class I directors and the advisory vote on the compensation of our NEOs, respectively, as described above in the section “What happens if I do not vote?”

What vote is required to approve each proposal?

The vote required to approve each proposal, the effect of broker non-votes and the effect of abstentions are set forth below.

Proposal and Description		Vote Required	Effect of Broker Non-Votes	Effect of Abstentions
1 —	Election of two Class I directors	Nominees who receive the highest number of “For” votes will be elected “Withhold” votes will have no effect	No Effect	Not Applicable

2 —	Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023	“For” votes from the holders of a majority of the voting power of our common stock present virtually or by proxy and entitled to vote thereon	Not Applicable(1)	Counts Against

3 —	Approval, on an advisory non-binding basis, of our named executive officer compensation, as described in this proxy statement	“For” votes from the holders of a majority of the voting power of our common stock present virtually or by proxy and entitled to vote thereon	No Effect	Counts Against

(1)

This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank, or other nominee that holds your shares, your broker, bank, or other nominee will have discretionary authority to vote your shares on this proposal. As such, there are not expected to be any broker non-votes on this proposal.

Who counts the votes?

We have engaged Broadridge Financial Solutions (“Broadridge”) as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the internet or by telephone, Broadridge will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation.

How can I find out the results of the voting at the Annual Meeting?

We expect that preliminary voting results will be announced during the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Oportun or to third

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parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

When are stockholder proposals due for next year’s annual meeting of stockholders?

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the 2024 annual meeting of stockholders must be received by us not later than December 29, 2023 in order to be considered for inclusion in our proxy materials for that meeting.

Requirements for stockholder proposals to be brought before an annual meeting.

Our amended and restated bylaws provide that, for stockholder director nominations or other proposals to be considered at an annual meeting but not included in our proxy statement, the stockholder must give timely notice thereof in writing to our Corporate Secretary at Oportun Financial Corporation, 2 Circle Star Way, San Carlos, CA 94070. To be timely for the 2024 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices between February 7, 2024 and March 8, 2024. A stockholder’s notice to the Corporate Secretary must also set forth the information required by our amended and restated bylaws.

In addition to satisfying the requirements of our amended and restated bylaws, including the earlier notice deadlines set forth above and therein, to comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees (other than our nominees) must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act, no later than April 7, 2024.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained on our investor relations website (http://investor.oportun.com/corporate-governance/governance-overview).

Who is paying for this proxy solicitation?

Our Board is soliciting your vote in connection with the Annual Meeting. We will pay for the entire cost of soliciting proxies for the Annual Meeting. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies.

How can I contact Oportun’s transfer agent?

Stockholders may contact our transfer agent, American Stock Transfer & Trust Company, LLC, by calling 1-800-937-5449, by emailing help@astfinancial.com, or by writing to American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219. Also see our transfer agent’s website at www.astfinancial.com to get more information about these matters.

What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?

Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website, please call 800-586-1548 (domestic) or 303-562-9288 (international) for assistance.

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What is “householding” and how can I obtain an additional copy of the proxy statement?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

We are sending only one set of Annual Meeting materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Annual Meeting materials at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent.

Stockholders who would like to receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy statement and annual report, may contact Broadridge as follows:

Broadridge Householding Department

51 Mercedes Way

Edgewood, New York 11717

(866) 540-7095

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

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Proposal No. 1 — Election of Directors

Our Board has nominated Ms. Barefoot and Ms. Smith for election as Class I directors at the Annual Meeting. Each has consented to being named as a nominee in this proxy statement and to serve as a Class I director, if elected. Ms. Barefoot and Ms. Smith are currently directors of the Company. The current term of Mr. Strohm and Mr. Welts will expire at the Annual Meeting. Our Board thanks Mr. Strohm and Mr. Welts for their distinguished service as directors and for their significant contributions to Oportun. For information concerning the nominees, see “Board of Directors Biographies.”

Our Board is currently composed of ten members. Immediately prior to the Annual Meeting, the size of the Board will be reduced to eight members. In accordance with our amended and restated certificate of incorporation, our Board is divided into three classes with staggered three-year terms. One class is elected each year at the annual meeting of stockholders for a term of three years. This classification of our Board may have the effect of delaying or preventing changes in control of the Company. Our directors are divided into the three classes as follows:

•

Class I directors: Ms. Barefoot and Ms. Smith, if elected at this Annual Meeting, will serve until their terms expire at the annual meeting of stockholders to be held in 2026 and until their successors have been duly elected and qualified, or their earlier death, resignation, or removal.

•	Class II directors: Mr. Banks, Ms. Lee, and Mr. Miramontes, whose terms will expire at the annual meeting of stockholders to be held in 2024.

•	Class III directors: Mr. Pascarella, Mr. Vazquez, and Mr. Williams, whose terms will expire at the annual meeting of stockholders to be held in 2025.

We believe that all nominees will be able and willing to serve if elected. However, if any nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors that constitute our Board.

Vote Required

The election of Class I directors requires a plurality vote of the shares of our common stock present virtually or by proxy and entitled to vote at the Annual Meeting on the proposal to be approved. Accordingly, the two nominees receiving the highest number of “FOR” votes will be elected. Broker non-votes will have no effect on this proposal. As a result, any shares not voted “For” a particular nominee (whether as a result of a withhold vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. Unless you direct otherwise through your proxy voting instructions, the persons named as proxyholders will vote all proxies received “FOR” the election of Ms. Barefoot and Ms. Smith.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES.

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Proposal No. 2 — Ratification of the Selection of Independent Registered Public Accounting Firm

Our audit and risk committee has selected Deloitte & Touche LLP, as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2023. Deloitte & Touche LLP has served as our independent registered public accounting firm since 2010. The audit and risk committee reviews the performance of the independent registered public accounting firm annually.

At the Annual Meeting, stockholders are being asked to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023. Stockholder ratification of the appointment of Deloitte & Touche LLP is not required by our amended and restated bylaws or other applicable legal requirements. However, our Board is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this selection is not ratified by the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting, such selection will be reconsidered by our audit and risk committee. Even if the selection is ratified, our audit and risk committee, in its sole discretion, may select another independent registered public accounting firm at any time during the year ending December 31, 2023 if the committee believes that such a change would be in the best interests of Oportun and its stockholders. A representative of Deloitte & Touche LLP is expected to be present during the Annual Meeting, where he or she will be available to respond to appropriate questions from stockholders and, if he or she desires, to make a statement.

Vote Required

The ratification of the selection of Deloitte & Touche LLP requires the affirmative vote of a majority of the shares of our common stock present virtually or by proxy and entitled to vote thereon. Abstentions will have the effect of a vote against the proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2.

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Principal Accountant Fees and Services

The following table reflects the aggregate fees for audit and other services provided by Deloitte & Touche LLP for the years ended December 31, 2022 and 2021:

	Year Ended December 31,

	2022	2021

Audit Fees (1)	$2,492,625	$2,071,000

Audit-Related Fees (2)	810,500	971,564

Tax Fees (3)	748,751	503,823

Total Fees	$4,051,876	$3,546,387

(1)

Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of our quarterly condensed consolidated financial statements, statutory audit fees, and audit services that are normally provided by the independent registered public accounting firm in connection with regulatory filings.

(2)

Audit-Related Fees consist of fees for assurance and related services, including issuance of agreed upon reports, fees related to acquisition support and due diligence procedures, and fees related to service organization controls reporting.

(3)	Tax Fees consist of fees for U.S. and international corporate tax compliance and consulting services.

Audit and Risk Committee Oversight of Independence and Pre-Approval Policy

At least annually, consistent with the applicable SEC and Public Company Accounting Oversight Board (“PCAOB”) rules, the audit and risk committee receives and reviews written disclosures from our independent registered public accounting firm, Deloitte & Touche LLP, delineating all relationships between them, or their affiliates, and the Company, or persons in financial oversight roles at the Company, that may reasonably be thought to bear on independence. The audit and risk committee considers and discusses with Deloitte & Touche LLP any potential effects of any such relationships on their independence as well as any compensation or services that could affect their objectivity and independence.

As part of the audit and risk committee’s oversight of independence, the committee determines and approves engagements of Deloitte & Touche LLP to perform any proposed permissible non-audit services, including the scope of the service and the compensation to be paid, prior to the commencement of such engagements. All of the services provided by Deloitte & Touche LLP for the years ended December 31, 2022 and 2021 described above were pre-approved by the audit and risk committee. Our audit and risk committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

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Proposal No. 3 — Advisory Non-binding Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an annual advisory non-binding vote to approve the compensation of our NEOs as disclosed pursuant to the SEC’s compensation disclosure rules, which disclosure includes “Executive Compensation,” the compensation tables, and the narrative disclosures that accompany the compensation tables (a “Say-on-Pay” vote). We encourage stockholders to read “Executive Compensation,” beginning on page 35 of this proxy statement, which describes the details of our executive compensation program and the decisions made by the compensation and leadership committee in 2022. This vote is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of all of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement. Our Board and compensation and leadership committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals.

Accordingly, we are asking our stockholders to vote “FOR” the following resolution:

RESOLVED, that the stockholders hereby approve, on an advisory non-binding basis, the compensation paid to the Company’s NEOs, as disclosed in the Company’s proxy statement for the Annual Meeting, pursuant to the compensation disclosure rules of the SEC, including in “Executive Compensation”, the compensation tables and the narrative discussions that accompany the compensation tables.

As an advisory vote, the proposal is not binding on our management team, our Board and our compensation and leadership committee. However, the compensation and leadership committee and our Board value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of this vote when making future executive compensation decisions.

Vote Required

The approval of this advisory non-binding proposal requires the majority of the voting power of the shares of our common stock present virtually or by proxy and entitled to vote thereon. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 3.

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Directors, Executive Officers, and Corporate Governance

We are committed to having sound corporate governance principles that we believe promote long-term value and serve the best interest of all our stockholders, members, employees, partners, and other stakeholders. Some highlights of our corporate governance practices are listed below:

Governance Highlights
• Single class of shares with equal voting rights	• Executive sessions of independent directors are held at every quarterly Board meeting

• Strong and active Lead Independent Director	• Annual Board and committee evaluation processes

• Independent Board—9 out of 10 directors are independent	• Robust risk oversight by full Board and committees

• Each standing committee is comprised entirely of independent directors	• Annual “Say-on-Pay” advisory votes

• Each director attended at least 75% of board and committee meetings	• Company policies prohibit short sales, transactions in derivatives and hedging of Company securities by directors, officers and employees

• Stock ownership requirements for current Section 16 officers and directors	• Annual review of Code of Business Conduct, committee charters and corporate governance policies

• Clawback policy for current Section 16 officers

Oportun is strongly committed to good corporate governance practices, which we have established to serve the best interests of the Company and its stockholders. These practices provide an important framework within which our Board and management can pursue our strategic objectives. Our Board is currently comprised of ten members, divided into three classes with staggered three-year terms. Nine of our ten directors are independent within the meaning of the independent director requirements of the Nasdaq Stock Market LLC (“Nasdaq”). Messrs. Strohm and Welts are not nominated for re-election to the Board but will serve on the Board until the 2023 Annual Meeting. The size of the Board will be reduced to eight members, effective immediately prior to the Annual Meeting. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring.

Our Board consists of a diverse group of highly qualified leaders in their respective fields. The Board and the nominating, governance and social responsibility committee believe the skills, qualities, attributes and experience of our directors provide Oportun with business acumen and a diverse range of perspectives to engage each other and management to carefully address Oportun’s evolving needs and represent the best interests of Oportun stockholders.

70% Directors self- identify as female or from an underrepresented community	40% Female in Board and committee leadership positions

Female directors comprise thirty percent of our total current Board. Fifty percent of our current directors self-identify as part of an underrepresented minority group or LGBTQ+.

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Director Experience and Expertise

The chart below summarizes what our Board believes are desirable types of experience, qualifications, attributes and skills possessed by one or more of our directors, because of their particular relevance to Oportun’s business. The following chart does not encompass all the experience, qualifications, attributes or skills of our directors.

Director Independence

The listing rules of Nasdaq generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent.

In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. Additionally, compensation committee members must satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. In order to be considered independence for purposes of Rule 10C-1, a member of the compensation committee of a listed company may not, other than in his or her capacity as a member of the compensation committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our Board conducts an annual review of the independence of our directors. In its most recent review, our Board determined that Mr. Banks, Ms. Barefoot, Ms. Lee, Mr. Miramontes, Mr. Pascarella, Ms. Smith, Mr. Strohm, Mr. Welts, and Mr. Williams, representing nine of our ten directors, are “independent directors” as defined under the applicable listing standards of Nasdaq and the applicable rules and regulations promulgated by the SEC. Our Board has also determined that all members of our audit and risk committee, compensation and leadership committee, and nominating, governance and social responsibility committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Mr. Pascarella currently serves as our Lead Independent Director and we do not have a Chairman of our Board. The Board believes that the current structure allows our CEO to focus on managing Oportun, while

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leveraging our Lead Independent Director’s experience to drive accountability at the Board level. The Board also believes its current leadership structure best serves our overall corporate structure and the Board’s ability to carry out its roles and responsibilities on behalf of Oportun’s stockholders, including its oversight of management and corporate governance matters.

The current membership and function of each standing committee is described on the following page. Each committee operates under a written charter adopted by the Board, which is available at https://investor.oportun.com/corporate-governance.

Executive Sessions of Independent Directors

In order to encourage and enhance communication among independent directors, and as required under applicable Nasdaq rules, our independent directors meet in regularly scheduled executive sessions at least on a quarterly basis, at which only independent directors are present. Our Board believes that executive sessions foster open and frank communication among the independent directors, which will ultimately add to the effectiveness of our Board, as a whole.

Board Meetings and Attendance

Our Board and its committees are expected to meet at least on a quarterly basis, and also hold special meetings and act by written consent from time to time. Our Board met seven times during our last fiscal year. During our last fiscal year, each director attended 75% or more of the aggregate of the meetings of our Board and of the committees on which they served.

Board Committees

Our Board has established an audit and risk committee, a compensation and leadership committee, a credit risk and finance committee and a nominating, governance and social responsibility committee. Our Board may establish other committees to facilitate the oversight of our business. The composition and functions of each committee are described below. Each of the committees operates pursuant to a written charter, available on our investor relations website (http://investor.oportun.com/esg). Members serve on these committees until their resignation or until otherwise determined by our Board. Our Board may, from time to time, establish certain other committees to facilitate our management.

	Audit and Risk Committee	Compensation and Leadership Committee	Credit Risk and Finance Committee	Nominating, Governance and Social Responsibility Committee

Roy Banks (1)		M	M

Jo Ann Barefoot	M		M

Ginny Lee (2)		M		C

Louis P. Miramontes	M, E			M

Carl Pascarella (3) L		M	M

Sandra A. Smith (3)	M, E		C

David Strohm *(4)				M

Frederic Welts *(4)		C		M

R. Neil Williams	C, E		M

C - Committee Chair    M - Committee Member    L - Lead Independent Director    E - Audit Committee Financial Expert

(1)	Effective March 15, 2023, Mr. Banks was appointed as a member of the compensation and leadership committee.

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(2)	Effective November 1, 2022, Ms. Lee was appointed the chair of the nominating, governance and social responsibility committee.
(3)

Effective March 3, 2022, Mr. Pascarella stepped down as the chair of the credit risk and finance committee, and continued as a committee member. On the same date, Ms. Smith was appointed the chair of the credit risk and finance committee.

(4)

Effective March 3, 2022, Mr. Strohm stepped down as the chair of the compensation and leadership committee and continued as a committee member. On the same date, Mr. Welts was appointed the chair of the compensation and leadership committee. Effective March 6, 2023, Mr. Strohm stepped down from the compensation and leadership committee.

*	Mr. Strohm and Mr. Welts are not nominated for re-election at the annual meeting of stockholders.

Audit and Risk Committee
R. Neil Williams (Chair)*+ Jo Ann Barefoot Louis Miramontes+ Sandra A. Smith+ Audit and Risk Committee Report page 30 *SinceMarch 2021 +FinancialExpert

Primary responsibilities:

•  Oversee the integrity of Oportun’s financial statements and Oportun’s accounting and financial reporting process (both internal and external) and financial statement audits;

•  Oversee the qualifications and independence of the independent auditor;

•  Oversee the performance of Oportun’s internal audit function and independent auditors;

•  Oversee treasury and finance matters;

•  Review and approve related-person transactions;

•  Oversee enterprise risk management; privacy and data security; and the auditing, accounting, and financial reporting process generally; and

•  Oversee Oportun’s systems of internal controls, including the internal audit function.

Our Board has determined that Mr. Miramontes, Ms. Smith and Mr. Williams each qualifies as an “audit committee financial expert” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the Nasdaq listing standards.

Compensation and Leadership Committee
Frederic Welts (Chair)* Ginny Lee Carl Pascarella Roy Banks Compensation and Leadership Committee Report page 55 *SinceMarch 2022

Primary responsibilities:

•  Oversee human resources, compensation and employee benefits programs, policies, and plans;

•  Review and advise on management succession planning and executive organizational development;

•  Review and approve the compensatory arrangements with our executive officers and other senior management;

•  Approve the compensation program for Board members;

•  Assist the Board in its oversight of management’s strategies, policies, and practices relating to Oportun’s people and teams; and

•  Oversee Oportun’s policies and strategies relating to culture and human capital management, including diversity, equity, inclusion and belonging (DEIB).

For a description of the compensation and leadership committee’s processes and procedures, including the roles of its independent compensation consultant and the CEO in support of the committee’s decision-making process, see the section entitled “Executive Compensation” beginning on page 35.

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Credit Risk and Finance Committee
Sandra A. Smith (Chair)* Roy Banks Jo Ann Barefoot Carl Pascarella R. Neil Williams *SinceMarch 2022

Primary responsibilities:

•  Review the quality of our credit portfolio and the trends affecting that portfolio through the review of selected measures of credit quality and trends;

•  Oversee credit and pricing risk and monitors policy administration and compliance;

•  Monitor projected compliance with the covenants and restrictions arising under our financial obligations and commitments;

•  Assess funding acquisitions, borrowing and lending strategy; and

•  Review potential financial transactions and commitments, including equity and debt financings, capital expenditures, and financing arrangements.

Nominating, Governance and Social Responsibility Committee
Ginny Lee (Chair)* Louis Miramontes David Strohm Frederic Welts *SinceNovember 2022

Primary Responsibilities:

•  Identify and recommend qualified candidates for election to the Board;

•  Oversee the composition, structure and size of the Board and its committees;

•  Oversee corporate governance policies and practices, including Oportun’s Code of Business Conduct;

•  Oversee Oportun’s strategies, policies, and practices relating to environmental, social and governance (ESG) matters, responsible lending practices, government relations, charitable contributions and community development, human rights and other social and public policy matters; and

•  Oversee the annual Board performance self-evaluation process.

Diversity

The nominating, governance and social responsibility committee recognizes the benefits associated with a diverse board and takes diversity considerations into account when identifying candidates. The table below provides certain highlights of the composition of our Board members as of April 17, 2023. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Total number of directors	10

Gender identity	Female	Male

	3	7

Number of Directors who identify in Any of the Categories Below:

African American or Black	—	1

Alaskan Native or Native American	—	—

Asian	1	—

Hispanic or Latinx	—	2

Native Hawaiian or Pacific Islander	—	—

White	2	4

Two or More Races or Ethnicities	—	1

LGBTQ+	—	1

Did Not Disclose	—	1

Directors who are Military Veterans: 1

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Compensation and Leadership Committee Interlocks and Insider Participation

None of the members of our compensation and leadership committee has ever been an officer or employee of the Company. None of our executive officers serve, or have served during the last fiscal year, as a member of the Board, compensation and leadership committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our compensation and leadership committee.

Director Qualifications and Nomination Process

Board Diversity

We are committed to maintaining a Board with the right mix of skills, experiences, background, and diversity required to guide Oportun. Seven out of ten (70%) of our Board members self-identify as female or as a member of an underrepresented minority group or LGBTQ+. While the Board has not adopted a formal policy regarding diversity in identifying director nominees, we are committed to actively seeking out highly qualified women and individuals from underrepresented groups to include in the pool from which the nominees for the Board are chosen. The nominating, governance and social responsibility committee considers the skills, expertise and background of director nominees. The nominating, governance and social responsibility committee seeks director nominees that would complement and enhance the effectiveness of the existing Board and ensure that its members are appropriately diverse with various relevant backgrounds, skills, knowledge, perspectives, and experiences.

Nomination to our Board

Our Board has delegated to our nominating, governance and social responsibility committee the responsibility of identifying suitable candidates to nominate to our Board (including candidates to fill any vacancies that may occur) and assessing their qualifications in light of the policies and principles in our corporate governance guidelines, the committee’s charter and applicable laws. The identification and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors and will be significantly influenced by the particular needs of the Board from time to time. As a result, there is no specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet legal, regulatory and Nasdaq listing requirements and the provisions of our organizational documents and committee charters. For nominations of potential candidates made other than by our Board, the stockholder or other person making such nomination shall comply with Oportun’s amended and restated bylaws, including without limitation, submission of the information or other materials required with respect to proposed nominees. Each potential candidate must provide a list of references and agree (i) to be interviewed by the nominating, governance and social responsibility committee or other directors in their discretion, and (ii) to have the qualifications of the potential candidate reviewed by the Company. Prior to nomination of any candidate by our Board, each member of our Board shall be provided the opportunity to meet with a candidate. Any candidate nominated shall upon request agree in writing to comply with Oportun’s Corporate Governance Guidelines and all other Oportun policies and procedures applicable to members of our Board.

The nominating, governance and social responsibility committee will consider director candidates recommended by our stockholders. The nominating, governance and social responsibility committee does not intend to alter the manner in which it evaluates a candidate for nomination to our Board based on whether or not the candidate was recommended by a stockholder.

Director Qualifications

Our Board will determine the appropriate characteristics, skills and experience for our board of directors as a whole and for its individual members. Our Board considers recommendations for nominees from the nominating, governance and social responsibility committee. Our Board will consider the minimum general criteria set forth below, and may add additional criteria in specific searches to select candidates and existing directors for service on our Board. An acceptable candidate may not fully satisfy all of the criteria, but is expected to satisfy nearly all of them. Our Board believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, as well as having the highest personal integrity and ethics.

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In considering candidates recommended by the nominating, governance and social responsibility committee, our Board intends to consider such factors as (i) possessing relevant expertise upon which to be able to offer advice and guidance to management, (ii) having sufficient time to devote to the affairs of the Company, (iii) demonstrated excellence in his or her field, (iv) having the ability to exercise sound business judgment and (v) having the commitment to rigorously represent the long-term interests of our stockholders. Our Board reviews candidates for director nomination in the context of the current composition of our Board, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, our Board considers diversity, skills, and such other factors as it deems appropriate given the current needs of our Board and the Company to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, our Board reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, our Board will also determine whether the potential candidates satisfy the independence requirements of any stock exchange on which any of the Company’s capital stock is listed.

Stockholder Outreach

Our Board values the input of our stockholders, and we are committed to engaging with our stockholders when appropriate. In the chart below, we detail the features of our stockholder outreach.

Corporate Responsibility at Oportun

The full Board reviews and provides oversight of ESG priorities, and two Board-level committees also have direct oversight responsibility for ESG-related activities. Management organizations provide strategic guidance and help drive activities.

Board of Directors		Management

Nominating, Governance and Social Responsibility Committee	Compensation and Leadership Committee	• Executive Management Team • Sustainability Task Force • Employee resource groups with Executive Sponsors
Oversees our ESG strategy, activity, and programs, as well as advising on engagement with external stakeholders.	Oversees our policies and strategies relating to culture and human capital management, including DEIB.

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Our commitment to ESG extends throughout our entire organization. Our Board provides oversight, advice, and counsel on our business and ESG strategies. The nominating, governance and social responsibility committee has been delegated by the Board to directly oversee our ESG strategy and regularly updates the Board as a whole. Our CEO and senior management team prioritize and manage responsible and conscientious business operations to deliver on our mission and guiding principles. Each of our business units and employees serve every day to deliver an impactful suite of products and services to our members. Our ESG priorities align with our mission and values as we advance sustainable solutions for our members, cultivate an inclusive work environment, and strengthen our communities.

Our Corporate Responsibility and Sustainability Report outlines our priorities around social impact, environmental sustainability, and governance, and highlights the resources we have invested in giving back to the communities that enable us to thrive as a mission-driven organization. As part of our commitment to continuous improvement, we expect to build on ESG content and analysis in future iterations of this report. We encourage you to review our most recent Corporate Responsibility and Sustainability Report (located on our website at (https://investor.oportun.com/esg)) for more detailed information. Nothing on our website, including our Corporate Responsibility and Sustainability Report or sections thereof, shall be deemed incorporated by reference into this proxy statement. Below are key focus areas of our ESG strategy and descriptions of recent progress:

Social Impact

Creating a lasting and positive social impact is an intentional output of the mission and values that guide what we do at Oportun. We are dedicated to helping our members build a better future through improved financial health outcomes. In our pursuit of economic equity and prosperity, we are advancing causes that are fundamental to basic human rights. We are providing opportunities for those who are often overlooked and excluded from the financial mainstream. Since our inception in 2005, we have extended over $15.5 billion in affordable and responsible credit to hardworking individuals. In that time, we have saved our members more than $2.3 billion in interest and fees versus the other credit products typically available in low-and middle-income neighborhoods and helped our members save an average of $1,800 annually. In addition, we have helped put more than 1.1 million people on a path toward financial inclusion by helping them start building a credit history. The financial health impact of our product offerings include:

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Consistent with our mission of financial inclusion, our digital banking platform provides integrated products and services that are financially responsible and lower cost compared to market alternatives. With the addition of our digital banking products, we are now able to offer a comprehensive set of financial services to help a growing number of responsible, hardworking members to borrow, save, budget and spend through our digital banking platform and thus make financial health effortless for them. We take a holistic approach to serving our members and view it as our purpose to responsibly meet their current capital needs, help grow our members’ financial profiles, increase their financial awareness and put them on a path to a financially healthy life.

(1)	Based on the cost of borrowing $500 as determined by a study prepared for Oportun by the Financial Health Network (FHN) “True Cost of a Loan,” October 2021.
(2)	Amount calculated as of December 2022, based on a study prepared for Oportun by FHN, “Oportun: The True Cost of a Loan,” October 2021.
(3)	Calculated based on headcount as of December 31, 2022.

Community Involvement

Since 2016, Oportun has given at least 1% of its net profit—totaling over $4.7 million—through charitable contributions to nonprofit organizations and schools, investing a portion of earnings back into the communities we serve. These are Oportun’s three charitable focus areas:

Across all our focus areas, we prioritize partnerships and nonprofit organizations serving traditionally underserved communities and people of color. We have taken steps to implement meaningful actions and continue to challenge ourselves to improve upon key areas in our business where we can advance social justice and economic equity. In 2022, more than 50% of our total giving was directed toward organizations serving low-and-middle income communities and 64% toward communities of color.

We’re proud of the member-first, results-oriented culture that we’ve built together. At its center is a deep-seated connection to our mission to serve those who are not served well by the financial mainstream. We value and reward the role each of our employees play in serving our members, uplifting our communities, and fulfilling our mission. Some highlights in 2022 include:

•	Community partnership programs. In 2022, we continued our annual Thanksgiving turkey giveaway, held a Season of Giving matching charitable donation campaign and food and toy drives.

•

Annual Volunteer Week. In our 2022 Annual Volunteer Week, our employees in the United States, Mexico, and India participated in a variety of projects that benefited youth, teens, aging adults, veterans, and individuals experiencing homelessness or food insecurity and communities in need. They translated educational activities used by teachers, beautified parks and schools, served meals, taught computer skills, created financial literacy kits, provided career advice, and much more.

•

Volunteer Time Off. Oportun Volunteer Time Off provides eligible employees with the ability to spend up to 1% of their annual paid time to volunteer at qualified nonprofit organizations and schools of their choice.

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Diversity and Inclusion

We actively foster a diverse, equitable, and inclusive work environment. The Oportun team reflects the communities where we live and serve our members, and all employees are treated equitably, fairly, and with respect. At Oportun, everyone is valued for their unique experience and all should feel that they belong. Below are certain diversity data of our employee population as of December 31, 2022.

Global - Gender	U.S. - Race and Ethnicity

We continue to invest significant time and effort toward executing diversity and inclusion best practices across Oportun. Our compensation and leadership committee receives updates at least annually on the Company’s progress on DEIB initiatives, including key performance metrics, and the Chief People Officer regularly presents to the compensation and leadership committee. Our 2022 accomplishments highlight the sincerity and urgency that we are taking to deliver on our DEIB commitments:

•	Continued our company-wide DEIB training program covering topics such as identities, biases, belonging, and allyship;

•	Held workshops with senior leadership on improving diversity and inclusion and addressing unconscious bias;

•	Established a diverse candidate slate policy for hiring at certain job levels and roles;

•	Implemented pilot mentorship program for members of our ERGs; and

•	Hosted month-long programming for various DEIB topics, such as our “Words Matter” program in April focused on inclusive language, and our “Allyship” programming throughout August.

Environmental

We are taking, and will continue to take, steps to reduce our own environmental footprint. Oportun recognizes that a sustainable healthy planet is critical to ensuring the long-term success of our business and the well-being of the communities we serve.

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Across our operations, we are engaging with our leasing and procurement partners to evaluate measures to better record and report on our energy usage, upgrade our store designs and include more sustainable materials, and improve our waste management practices. In 2022, other areas that we made progress in include:

Reducing carbon footprint 6,737 CO2 emissions reduced from e-waste recycling initiatives. Our remote-first culture for corporate employees has also helped further reduce our carbon footprint.
Improving waste management practices 3,807 pounds of e-waste diverted from landfills.

Using less paper Decreased paper waste and improved the member experience by processing 98% of our loan applications electronically.
Increasing energy efficiency Switched to LED lighting and installed dimming features to reduce energy consumption in our San Carlos headquarters and Frisco office.

Ethics, Conduct, and Culture

Governance over Culture

At Oportun, we review and monitor our enterprise risks through our robust compliance management system. We prioritize those areas overseen by our audit and risk committee and credit risk and finance committee and actively monitor for new and evolving risks. Compliance risk assessments and audits are a key component of our risk management process and are conducted periodically based on the degree of risk exposure. These assessments inform our risk management strategies, which in turn are evaluated and implemented in the day-to-day execution of our business decisions. Fundamental to our approach to risk management is ensuring we adhere to all local, national and international legal and regulatory requirements.

Programs and Efforts that Embed Culture

We seek to create a culture that promotes honesty, fairness, and integrity in all of our interactions. One of the primary ways we reinforce this commitment is through compliance training. All of our employees are required to participate in our training programs, which include among other topics, expected ethical and professional behaviors. In addition, each of our employees must sign and acknowledge our Code of Business Conduct annually. We also offer role-specific regulatory training on a cadence from every six-months to a year to ensure our team members are aware of the current regulatory and compliance procedures and policies. The following are a few examples of our programs and associated efforts to set, reinforce, and embed our culture at Oportun:

•	Communications and awareness efforts concerning our mission and core values.

•	Embedding our company values into key aspects of our employee life cycle, such as hiring and performance reviews.

•	Employee trainings on key culture-related themes, including cultural awareness, harassment and discrimination prevention, and workplace incident management.

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Code of Business Conduct and Corporate Governance Guidelines

Our Board has adopted a Code of Business Conduct and Corporate Governance Guidelines that apply to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Corporate Governance Guidelines are available on our investor relations website (http://investor.oportun.com/corporate-governance/governance-documents). We intend to disclose any amendments to the Code of Business Conduct, or any waivers of its requirements, on our website to the extent required by the applicable rules and stock exchange requirements.

Whistleblower Hotline

Oportun expects employees to raise concerns or questions regarding ethics, discrimination or harassment matters, and to promptly report suspected violations of laws or breaches of our policies. We offer several channels by which employees may report such matters or suspected violations, including violations of our Code of Business Conduct, sales practices, accounting, or auditing matters, or other violations of law. These channels include a dedicated email address and confidential reporting hotline that is staffed by live operators managed by a third-party vendor who can connect to translators to accommodate multiple languages. Any reported activity is investigated internally under the direction and oversight of our audit and risk committee. We protect those who come forward with our accompanying Non-retaliation Policy.

Stockholder Communications with our Board

Stockholders of the Company wishing to communicate with our Board or an individual director may send a written communication to our Board or such director c/o Oportun Financial Corporation, 2 Circle Star Way, San Carlos, CA 94070 Attn: Corporate Secretary. Written communications may be submitted anonymously or confidentially and may, at the discretion of the person submitting the communication, indicate whether the person is a stockholder or other interested party. Alternatively, stockholders may submit communications to our Board through our investor relations website at https://investor.oportun.com/contact.

The Company’s Corporate Secretary will review each communication to determine whether it is appropriate for presentation to our Board or such director. Examples of inappropriate communications include product complaints, product inquiries, new product suggestions, resumes or job inquiries, surveys, solicitations or advertisements, or hostile communications.

Communications determined by the Corporate Secretary to be appropriate for presentation to our Board or such director will be submitted to our Board or such director on a periodic basis. Communications determined by the Corporate Secretary to be inappropriate for presentation will still be made available to any non-management director upon such director’s request.

Role of our Board in Risk Oversight

The audit and risk committee and the credit risk and finance committee of our Board are primarily responsible for overseeing our risk management processes on behalf of our Board. The audit and risk committee and the credit risk and finance committee receive reports from management and our internal risk committees on at least a quarterly basis regarding our assessment of risks. In addition, each of the audit and risk committee and the credit risk and finance committee reports regularly to our Board, which also considers our risk profile. The audit and risk committee, credit risk and finance committee and our Board focus on the most significant risks we face and our general risk management strategies. While our Board oversees our risk management, management is responsible for day-to-day risk management processes. Our Board expects management and our internal risk committees to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the audit and risk committee, credit risk and finance committee and our Board. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that the

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leadership structure of our Board, which also emphasizes the independence of our Board in its oversight of its business and affairs, supports this approach.

Cybersecurity Risk Oversight

The audit and risk committee oversees the Company’s cyber risk management program. The audit and risk committee receives quarterly updates on cybersecurity and information systems from management, or more frequently if circumstances warrant, including on topics related to information security, data privacy and cyber risks and mitigation strategies. We have developed a program that is designed to protect and preserve the confidentiality, integrity, and continued availability of information owned by, or in the care of, the Company. This program includes a cyber incident response plan that provides controls and procedures for timely and accurate reporting of material cybersecurity incidents and the maintenance by the Company of insurance coverage to defray the cost in the event of an information security breach. If a material breach were to occur, we would update the audit and risk committee in accordance with our incident response plan.

Our management team ensures there is a culture of security awareness by raising its profile in corporate communications, training efforts, and routine roundtables with department leaders. In addition, our employees participate in annual cybersecurity training. In the last three years, the expenses we have incurred from information security breach incidences were immaterial, and none of which related to penalties or settlements.

Role of our Board in Leadership Development

The Board oversees and is regularly updated on the company’s leadership development and talent management strategies, which are designed to attract, develop, and retain business leaders who can drive strategic corporate and financial objectives and enhance long-term stockholder value. The Board formally reviews and discusses management development and succession plans for the CEO and the executive team, including individual executive transitions as the need arises over the course of each year. The reviews include an assessment of senior executives and their potential as successor to the CEO. The Board has adopted procedures to facilitate the prompt election of a successor in the event of the CEO’s sudden incapacity or departure.

Stock Ownership Guidelines

The Board has adopted stock ownership guidelines to align the interests of our directors and executive officers with those of our stockholders. The guidelines provide that non-employee directors should each own Oportun stock with a value of at least five times the annual base retainer for non-employee directors. Oportun’s CEO should own Oportun stock with a value of at least six times his annual base salary. Each Section 16 officer should own Oportun stock with a value of at least three times their annual base salary. Unearned performance awards and unexercised options (or portions thereof) are not included for purposes of satisfying the applicable ownership requirement.

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Board of Directors Biographies

The following is biographical and certain other information for each of our directors who are nominated for election to our Board and for our continuing directors as of April 17, 2023:

Name	Age	Class	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated

Nominees for Director

Jo Ann Barefoot (1)(2)	73	I	Director	2016	2023	2026

Sandra A. Smith (1)(2)	52	I	Director	2021	2023	2026

Continuing Directors

Roy Banks (2)(3)	56	II	Director	2021	2024	—

Ginny Lee (3)(4)	56	II	Director	2021	2024	—

Louis P. Miramontes (1)(4)	68	II	Director	2014	2024	—

Carl Pascarella (2)(3)(5)	80	III	Director	2010	2025	—

Raul Vazquez	51	III	Director	2012	2025	—

R. Neil Williams (1)(2)	70	III	Director	2017	2025	—

Non-Continuing Directors

David Strohm (4)(6)	74	I	Director	2007	2023	2026

Frederic Welts (3)(4)(6)	70	I	Director	2021	2023	2026

(1)	Member of the audit and risk committee.
(2)	Member of the credit risk and finance committee.
(3)	Member of the compensation and leadership committee.
(4)	Member of the nominating, governance and social responsibility committee.
(5)	Lead Independent Director.
(6)

The current term of Mr. Strohm and Mr. Welts will expire at the Annual Meeting. Our Board thanks Mr. Strohm and Mr. Welts for their distinguished service as directors and significant contributions to Oportun.

Director Nominees

Jo Ann Barefoot has served as a member of our Board since October 2016. Ms. Barefoot is CEO & Founder of AIR—the Alliance for Innovative Regulation, Cofounder of Hummingbird RegTech, CEO of Barefoot Innovation Group and host of the podcast show Barefoot Innovation. Ms. Barefoot was a Senior Fellow at the John F. Kennedy School of Government’s Mossovar-Rahmani Center for Business & Government at Harvard University from July 2015 to June 2017. Ms. Barefoot also serves as a consultant to a number of private consumer finance companies and invests and advises fintech startups. She serves on the board of FinRegLab and on advisory bodies for the Financial Industry Regulatory Authority (FINRA), the Milken Institute FinTech, the California Blockchain Working Group, and previously served on the Consumer Advisory Board of the Consumer Financial Protection Bureau and the National Foundation for Credit Counseling. Ms. Barefoot previously served as chair of the board of the Financial Health Network, as the Deputy Comptroller of the Currency, staff of the U.S. Senate Committee on Banking, Housing and Urban Affairs, as Co-Chair of the consulting firm Treliant Risk Advisors, as a Partner and Managing Director at KPMG Consulting and as Director of Mortgage Finance for the National Association of Realtors. Ms. Barefoot received a B.A. in English from the University of Michigan. We believe that Ms. Barefoot’s deep understanding of consumer finance and experience in government and community service provide her with a uniquely diverse perspective that benefits our Board.

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Sandra A. Smith has served as a member of our Board since September 2021. From 2018 to April 2021, Ms. Smith served as the Chief Financial Officer of Segment.io (“Segment”), which was acquired by Twilio Inc (“Twilio”). Before joining Segment, Ms. Smith served as the Vice President, Finance at Twilio, from 2013 to 2018, and in various roles at Akamai Technologies, Inc. from 2003 to 2013. Ms. Smith currently serves as a director at several private companies. Ms. Smith holds a B.F.A. from the University of Michigan, an M.B.A. from Boston College Carroll Graduate School of Management and a J.D. from Boston College Law School. We believe that Ms. Smith is qualified to serve on our Board due to her broad operational experience at high-tech companies and significant leadership experience in the areas of finance, accounting, and audit oversight.

Continuing Directors

Roy Banks has served as a member of our Board since September 2021. Mr. Banks previously served as Chief Executive Officer and director of Weave Communications from December 2020 to August 2022. Prior to joining Weave Communications, he served as a CEO Partner of Tritium Partners from July 2019 to August 2020. Prior to that he was the President of the LoadPay Business Unit from July 2018 to March 2019 and a board member for Truckstop from May 2017 to March 2019. He also served as the CEO of Network Merchants Inc. from May 2014 to May 2018. Mr. Banks also currently serves as a Venture Partner for Pelion Venture Partners. Mr. Banks graduated from Utah Valley University with a B.A. in Business Management. We believe Mr. Banks’ broad experience with high-tech and financial transaction processing, and leadership experience at fast-growing companies enables him to make valuable contributions to our Board.

Ginny Lee has served as a member of our Board since September 2021. From December 2016 to June 2021, Ms. Lee served as the President and Chief Operating Officer of Khan Academy, a non-profit online education technology organization. Prior to Khan Academy, Ms. Lee spent more than 17 years at Intuit where she held multiple senior operational and technical roles, including Senior Vice President and General Manager of Intuit’s Employee Management Solutions Division, as well as Chief Information Officer. She currently serves as an advisor and director for several private companies and as a member of the Marshall University Board of Governors. Ms. Lee received dual baccalaureate degrees in Business Economics and Organizational Behavior and Management from Brown University and a M.B.A. from the Stanford Graduate School of Business. We believe that Ms. Lee’s strong background of business, technology leadership roles and experience bringing products to market enable her to make valuable contributions to our Board.

Louis P. Miramontes has served as a member of our Board since October 2014. Mr. Miramontes is a CPA and financial executive. He was a senior partner at KPMG LLP, a public accounting firm, from 1976 to September 2014, where he served in leadership functions, including Managing Partner of the KPMG San Francisco office and Senior Partner KPMG’s Latin American Region. Mr. Miramontes was also an audit partner directly involved with providing audit services to public and private companies, which included working with client boards of directors and audit committees regarding financial reporting, auditing matters, SEC compliance and Sarbanes-Oxley regulations. Mr. Miramontes currently serves on the board of directors of Lithia Motors, Inc., and Rite Aid Corporation. Mr. Miramontes received a B.S. in Business Administration from California State University, East Bay, and he is a Certified Public Accountant in the State of California. We believe Mr. Miramontes is qualified to serve on our Board due to his professional experience and deep audit and financial reporting expertise.

Carl Pascarella has served as a member of our Board since March 2010. Mr. Pascarella is an Executive Advisor at TPG Capital, a leading global private equity firm, and has served in that capacity since August 2005. Mr. Pascarella joined TPG after retiring in 2005 from Visa U.S.A., Inc., a financial services company, where he served as the President and Chief Executive Officer for 12 years. Mr. Pascarella also served as President and CEO of Visa International’s Asia-Pacific Region and Director of the Asia-Pacific Regional Board. Prior to joining Visa International, Mr. Pascarella held positions as Vice President of the International Division of Crocker National Bank and Vice President, Metropolitan Banking, at Bankers Trust Company. We believe Mr. Pascarella’s leadership background as well as his extensive management experience in our industry enable him to make valuable contributions to our Board.

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Raul Vazquez has served as our Chief Executive Officer and as a member of our Board since April 2012. Prior to joining Oportun, Mr. Vazquez served in various positions since 2002 at Walmart.com and Walmart Inc., including three years as Chief Executive Officer of Walmart.com. Mr. Vazquez has served as member of the board of directors of Intuit Inc. since May 2016 and previously served as a director of Staples, Inc. from 2013 to 2016. In addition, Mr. Vazquez has served as a member of the Consumer Advisory Board of the CFPB and the Community Advisory Council of the Federal Reserve Board, where he also served as Chair. Mr. Vazquez received a B.S. and M.S. in Industrial Engineering from Stanford University and an M.B.A. from the Wharton Business School at the University of Pennsylvania. We believe Mr. Vazquez’ experience in our industry, his role as our Chief Executive Officer, and his extensive insight to the Company enable him to make valuable contributions to our Board.

R. Neil Williams has served as a member of our Board since November 2017. Mr. Williams has served as Executive Vice President and Chief Financial Officer at Intuit Inc. from January 2008 to February 2018. Prior to joining Intuit, from April 2001 to September 2007, Mr. Williams served as Executive Vice President of Visa U.S.A., Inc. and from November 2004 to September 2007, he served as Chief Financial Officer. During the same period, Mr. Williams held the dual role of Chief Financial Officer for Inovant LLC, Visa’s global IT organization. He has been an independent director of RingCentral, Inc. since March 2012 and previously served on the board of directors of Amyris, Inc. from May 2013 to March 2020. His previous banking experience includes senior financial positions at commercial banks in the Southern and Midwestern regions of the United States. Mr. Williams, a certified public accountant, received his bachelor’s degree in business administration from the University of Southern Mississippi. We believe that Mr. Williams’s professional experience in the areas of finance, accounting, and audit oversight enables him to make valuable contributions to our Board.

Non-Continuing Directors

David Strohm has served as a member of our Board since February 2007. Mr. Strohm has been affiliated with Greylock Partners, a venture capital firm, since 1980, where he has served as a Partner since January 2001, and previously served as a General Partner from 1983 to 2001. Mr. Strohm currently serves as a director of several private companies. Mr. Strohm was previously also a director of DoubleClick, Inc. from 1997 to 2005, Internet Security Systems, Inc. from 1996 to 2006, SuccessFactors, Inc. from 2001 to 2010, EMC Corporation from 2003 to October 2015 and VMware, Inc. from 2007 to October 2015. Mr. Strohm received a B.A. from Dartmouth College and an M.B.A. from Harvard Business School.

Frederic Welts has served as a member of our Board since September 2021. From October 2011 to April 2021, Mr. Welts served as President and Chief Operating Officer of the Golden State Warriors. Prior to joining the Warriors, Mr. Welts spent nine years with the Phoenix Suns, serving the organization as President and Chief Executive Officer for the last two seasons. Prior to joining the Suns, Mr. Welts served at the NBA league office in New York from 1982-1999, where he ascended through the ranks to eventually become the league’s third-in-command as the Executive Vice President, Chief Marketing Officer and President of NBA Properties. Mr. Welts currently is a board member of GoPro Inc., the Bay Area Council and the Warriors Community Foundation, and serves on the NBA’s Team Advisory Committee and Global Inclusion Council. Mr. Welts received a B.A. in Communications from the University of Washington.

Non-Employee Director Compensation

We compensate non-employee directors for their service on our Board with a combination of cash and equity awards, the amounts of which are commensurate with their role and involvement, and taking into consideration a competitive market analysis performed by CODA Advisors. Directors may be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions as described in our amended and restated certificate of incorporation and amended and restated bylaws.

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The compensation and leadership committee, which is comprised solely of independent directors, has the primary responsibility for reviewing and recommending to the Board the type and amount of compensation as well as changes to the compensation to be paid or awarded to non-employee directors, including any consulting, retainer, Board meeting, committee and committee chair fees and equity awards.

Cash Compensation

Each non-employee director receives an annual cash retainer for his or her service on the Board, as well as additional cash retainers if he or she serves as the Lead Independent Director, on a committee or as the chair of a committee. For new directors, these amounts are prorated for partial-year service based on the date of election to the Board. All cash payments to non-employee directors who served in the relevant capacity at any point during the immediately preceding prior fiscal quarter will be paid quarterly in arrears on a prorated basis. A non-employee director who served in the relevant capacity during only a portion of the prior fiscal quarter will receive a prorated payment of the quarterly payment of the applicable cash retainer. The following table lists the cash retainer amounts in effect during fiscal year 2022.

Position	Annual Cash Retainer ($)

Board member	40,000

Lead Independent Director	25,000

Audit and risk committee chair	20,000

Audit and risk committee member	10,000

Other committee chair	15,000

Other committee member	7,500

Non-employee directors may elect to receive a fixed percent up to 100% of their cash compensation earned for Board or committee service in the form of fully vested stock options or restricted stock units (“RSUs”). At the end of 2021, directors were allowed to elect to receive their retainer compensation for 2022 in the form of RSUs or cash. In 2022, for those directors who made such an election, the number of shares underlying such stock options or RSUs will be calculated by dividing the amount of cash compensation earned by the non-employee director by the closing stock price on each grant date and rounded up to the nearest full share.

Equity Compensation

Each then-serving non-employee director received an annual award of RSUs with a value of $125,000 and the Lead Independent Director received an additional equity award of RSUs with a value of $31,250 immediately after the 2022 annual meeting. The number of shares subject to the RSUs was determined based on the annual equity award value divided by the closing stock price on the grant date and rounded up to the nearest full share, resulting in an award of RSUs covering 12,551 shares of our common stock for each non-employee director, with the Lead Independent Director receiving an additional award of RSUs covering 3,137 shares of our common stock. The RSU awards vest upon the satisfaction of a one-year service-based vesting schedule, commencing June 2022, subject to the non-employee director continuing to provide services to us through the applicable vesting date. A non-employee director who is newly appointed to the Board other than in connection with an annual meeting of stockholders will receive a grant of RSUs upon appointment (an “Initial Director Award”). The number of shares subject to each Initial Director Award is determined in the same manner as described above for Annual Director Awards, but the Initial Director Award is prorated based on the portion of the time period remaining in the one-year period since the last annual meeting.

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Non-Employee Director Compensation Table for Fiscal Year 2022

The following table provides information regarding all compensation awarded to, earned by or paid to our non-employee directors for the year ended December 31, 2022:

Director	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)

Aida M. Alvarez (2)	52,140	93,750	145,890

Roy Banks	47,500	125,008	172,508

Jo Ann Barefoot	57,500	125,008	182,508

Ginny Lee	56,243	125,008	181,251

Louis P. Miramontes	57,500	125,008	182,508

Carl Pascarella	81,228	156,252	237,480

Sandra A. Smith	63,695	125,008	188,703

David Strohm	56,227	125,008	181,235

Frederic Welts	61,196	125,008	186,204

R. Neil Williams	67,500	125,008	192,508

(1)

This column reflects the aggregate grant date fair value of the RSUs granted as annual equity awards for Board service as described above (or in the case of Mr. Pascarella, such annual equity award plus an additional annual equity award for his service as Lead Independent Director) measured pursuant to FASB ASC 718, without regard to forfeitures. The assumptions used in calculating the grant date fair value of these awards are set forth in Note 2 and Note 12 to our Notes to the Consolidated Financial Statements included on our Annual Report on Form 10-K filed March 14, 2023. These amounts do not reflect the actual economic value that may be realized by the non-employee director.

(2)	Ms. Alvarez resigned on November 1, 2022.

The following table lists all outstanding equity awards held by our non-employee directors as of December 31, 2022:

Director	Stock Awards (#)	Stock Options (#)

Aida M. Alvarez (1)	—	—

Roy Banks	6,276	—

Jo Ann Barefoot	6,276	18,181

Ginny Lee	6,276	—

Louis P. Miramontes	6,276	18,181

Carl Pascarella	7,844	—

Sandra A. Smith	6,276	—

David Strohm	6,276	—

Frederic Welts	6,276	—

R. Neil Williams	6,276	18,181

(1)	Ms. Alvarez resigned on November 1, 2022.

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Report of the Audit and Risk Committee

The information contained in this report of the audit and risk committee shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the audit and risk committee of the Board. The audit and risk committee consists of the directors whose names appear below. None of the members of the audit and risk committee is an officer or employee of the Company, and our Board has determined that each member of the audit and risk committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act and the applicable Nasdaq rules. Each member of the audit and risk committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq.

The audit and risk committee’s general role is to assist the Board in monitoring the Company’s financial reporting process and related matters and risk management and related matters. The audit and risk committee’s specific responsibilities are set forth in its charter. A copy of the charter is available on our investor relations website: https://investor.oportun.com/corporate-governance/governance-documents.

The audit and risk committee has reviewed the Company’s consolidated financial statements for its fiscal year ended December 31, 2022 and met with its management team, as well as with representatives of Deloitte & Touche LLP, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements and management’s assessment and Deloitte & Touche LLP’s evaluation of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2022. The audit and risk committee also discussed with members of Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the PCAOB.

In addition, the audit and risk committee received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit and risk committee concerning independence and discussed with members of Deloitte & Touche LLP its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit and risk committee recommended to our Board that the Company’s audited consolidated financial statements for its fiscal year ended December 31, 2022 be included in its Annual Report on Form 10-K for its 2022 fiscal year.

Respectfully submitted by the members of the audit and risk committee of the Board:

R. Neil Williams (Chair)

Jo Ann Barefoot

Louis P. Miramontes

Sandra A. Smith

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Security Ownership of Certain Beneficial Owners and Management and Related Stockholders Matters

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 17, 2023 for:

•	each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors and nominees for director; and

•	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 33,884,346 shares of our common stock outstanding as of April 17, 2023. We have deemed shares of our common stock subject to stock options or warrants that are currently exercisable or exercisable and RSUs that will vest within 60 days after April 17, 2023, to be outstanding and to be beneficially owned by the person holding the stock option or warrant for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

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Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Oportun Financial Corporation, 2 Circle Star Way, San Carlos, CA 94070.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned

5% Stockholders:

Institutional Venture Partners XIV, L.P. (2)	3,408,691	10.0%

Entities affiliated with Ellington (3)	2,725,702	8.0%

Entities affiliated with Blackrock (4)	2,574,685	7.6%

Kayne Anderson Rudnick Investment Management LLC (5)	2,112,943	6.2%

Entities affiliated with NB Alternatives Advisers LLC (6)	2,096,727	5.8%

Directors and Named Executive Officers:

Raul Vazquez (7)	1,721,851	5.0%

Jonathan Coblentz (8)	584,221	1.7%

Patrick Kirscht (9)	520,522	1.5%

Roy Banks (10)	16,522	*

Jo Ann Barefoot (11)	49,606	*

Ginny Lee (12)	27,599	*

Louis Miramontes (13)	44,249	*

Carl Pascarella (14)	184,796	*

Sandra A. Smith (15)	16,522	*

David Strohm (16)	320,836	*

Frederic Welts (17)	28,409	*

Neil Williams (18)	70,657	*

All executive officers and directors as a group (14 persons) (19)	3,585,790	10.2%

*	Represents beneficial ownership of less than one percent of the outstanding common stock.
(1)

Represents shares of common stock beneficially owned by such individual or entity, and includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(2)

Based on the Schedule 13G filed with the SEC on February 14, 2022 by Institutional Venture Partners XIV, L.P. (“IVP XIV”), Institutional Venture Management XIV, LLC (“IVM XIV”), Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, J. Sanford Miller, Jules A. Maltz and Dennis B. Phelps. According to the Schedule 13G, the reporting persons beneficially held a total 3,408,691 shares. The shares are held by IVP XIV. IVM XIV serves as the sole general partner of IVP XIV and has sole voting and investment control over the shares owned by IVP XIV and may be deemed to own beneficially the shares held by IVP XIV. IVM XIV owns no securities of the Company directly. Todd C. Chaffee, Norman A. Fogelsong, Stephen J. Harrick, J.Stanford Miller, Jules A. Maltz and David B. Phelps are Managing Directors of IVM XIV and share voting and dispositive power over the shares held by IVP XIV, and may be deemed to own beneficially the shares held by IVP XIV. The Managing Directors own no securities of the Company directly. IVP XIV’s address is 3000 Sand Hill Road, Suite 250, Menlo Park, CA 94025.

(3)

Based on a Schedule 13G filed with the SEC on March 27, 2023, by Ellington Management Group, LLC, EMG Holdings, L.P., VC Investments LLC and Michael W. Vranos (collectively, “Ellington”), as of March 27, 2023, Ellington has shared voting and dispositive power with respect to 2,725,702 shares. The address for Ellington is 53 Forest Avenue, Old Greenwich, Connecticut 06870.

(4)

Based on a Schedule 13G/A filed with the SEC on January 30, 2023, by BlackRock, Inc. According to the Schedule 13G, as of December 31, 2022, BlackRock, Inc. has the sole power to vote or direct the vote of

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2,533,342 shares and sole power to dispose or to direct the disposition of 2,574,685 shares.The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(5)

Based on a Schedule 13G/A jointly filed with the SEC on February 14, 2023, by Kayne Anderson Rudnick Investment Management LLC (“Kayne Anderson”), Virtus Investment Advisors, LLC (“Virtus”). According to the Schedule 13G/A, as of December 31, 2022, Kayne Anderson and Virtus have shared voting and dispositive power over 1,508,434 shares and Kayne Anderson has sole voting power over 544,026 shares and sole dispositive power over 604,509 shares. Kayne Anderson’s address is 1800 Avenue of the Stars, 2nd Floor, Los Angeles, CA 90067, and Virtus’ address is One Financial Plaza, Hartford, Connecticut 06103. The Schedule 13G/A further provides 1,508,434 shares are beneficially held by Virtus.

(6)

Consists of (a) 1,980,242 shares of common stock issuable to entities affiliated with NB Alternatives Advisers LLC upon exercise of warrants issued to such entities on March 10, 2023 in connection with that certain amended credit agreement dated as of March 10, 2023, amending our senior secured term loan (the “Amended Credit Agreement”) by and between us and certain entities affiliated with NB Alternatives Advisers LLC as lenders thereto, and (b) 116,485 shares of common stock issuable to entities affiliated with NB Alternatives Advisers LLC upon exercise of a warrant issued to such entity on March 27, 2023 in connection with the Amended Credit Agreement. Ultimate voting and dispositive power with respect to the shares of common stock issuable to the foregoing entities is exercised by NB Alternatives Advisers LLC. The address for NB Alternatives Advisers LLC is 325 N. Saint Paul Street, Suite 4900, Dallas, TX 75201.

(7)

Consists of (a) 727,819 shares held by Mr. Vazquez directly, (b) 233,709 shares held in a trust for which Mr. Vazquez is trustee, (c) 760,323 stock options exercisable within 60 days from April 17, 2023, of which 744,612 are vested as of such date.

(8)

Consists of (a) 120,636 shares held by Mr. Coblentz directly, (b) 272,780 shares held in a trust for which Mr. Coblentz is trustee, and (c) 190,805 stock options exercisable within 60 days from April 17, 2023, of which 185,551 are vested as of such date.

(9)

Consists of (a) 140,245 shares held by Mr. Kirscht directly, (b) 5,800 shares held in two accounts by Mr. Kirscht’s daughters containing 2,900 shares each, and (c) 374,477 stock options exercisable within 60 days from April 17, 2023, of which 367,744 are vested as of such date.

(10)	Consists of (a) 13,384 shares and (b) 3,138 RSUs that are scheduled to vest within 60 days from April 17, 2023.
(11)

Consists of (a) 28,287 shares, (b) 3,138 RSUs that are scheduled to vest within 60 days from April 17, 2023, and (c) 18,181 stock options that are vested and exercisable within 60 days from April 17, 2023.

(12)	Consists of (a) 13,384 shares, (b) 11,077 fully vested deferred RSUs, and (c) 3,138 RSUs that are scheduled to vest within 60 days from April 17, 2023.
(13)

Consists of (a) 22,930 shares and (b) 3,138 RSUs that are scheduled to vest within 60 days from April 17, 2023, and (c) 18,181 stock options that are vested and exercisable within 60 days from April 17, 2023.

(14)	Consists of (a) 155,924 shares, (b) 25,573 fully vested deferred RSUs, and (c) 3,922 RSUs that are scheduled to vest within 60 days from April 17, 2023.
(15)	Consists of (a) 13,384 shares and (b) 3,138 RSUs that are scheduled to vest within 60 days from April 17, 2023.
(16)

Consists of (a) 271,160 shares held by Mapache Investments L.P., (b) 28,287 shares held directly by Mr. Strohm, (c) 18,251 fully vested deferred RSUs, and (d) 3,138 RSUs that are scheduled to vest within 60 days from April 17, 2023. Mr. Strohm is a General Partner of Mapache Investments, L.P. and has voting and investment control over these shares.

(17)	Consists of (a) 13,384 shares, (b) 11,887 fully vested deferred RSUs, and (c) 3,138 RSUs that are scheduled to vest within 60 days from April 17, 2023.
(18)

Consists of (a) 28,287 shares, (b) 21,051 fully vested deferred RSUs, (c) 3,138 RSUs that are scheduled to vest within 60 days from April 17, 2023, and (d) 18,181 stock options that are vested and exercisable within 60 days from April 17, 2023.

(19)

Includes shares beneficially owned by all current executive officers and directors of the company. Consists of (a) 2,089,370 shares, (b) 87,083 fully vested deferred RSUs, (c) 29,026 RSUs that are scheduled to vest within 60 days from April 17, 2023, and (d) 1,380,148 stock options exercisable within 60 days from April 17, 2023, of which 1,352,450 are vested as of such date.

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Executive Officer Biographies

The following is biographical information for our executive officers as of April 17, 2023:

Name	Age	Position

Raul Vazquez	51	Chief Executive Officer and Director

Jonathan Coblentz	52	Chief Financial Officer and Chief Administrative Officer

Patrick Kirscht	55	Chief Credit Officer

Joan Aristei	63	General Counsel and Chief Risk Officer

Matthew Jenkins	54	Chief Operations Officer and General Manager, Lending

For the biography of Mr. Vazquez, see “Directors, Executive Officers, and Corporate Governance—Board of Directors Biographies.”

Jonathan Coblentz has served as our Chief Financial Officer since July 2009 and our Chief Administrative Officer since September 2015. Prior to joining Oportun, Mr. Coblentz served as Chief Financial Officer and Treasurer of MRU Holdings, Inc., a publicly-traded student loan finance company, from April 2007 to February 2009. Prior to joining MRU Holdings, Mr. Coblentz was a Vice President at Fortress Investment Group, LLC, a global investment management company. Prior to his time at Fortress, Mr. Coblentz spent over seven years at Goldman, Sachs & Co. Mr. Coblentz began his career at Credit Suisse First Boston. Mr. Coblentz received a B.S., summa cum laude, in Applied Mathematics with a concentration in Economics from Yale University.

Patrick Kirscht has served as our Chief Credit Officer since October 2015, and previously served as our Vice President, Risk Management and Chief Risk Officer from October 2008 to October 2015 and our Senior Director, Risk Management from January 2008 to October 2008. Prior to joining Oportun, Mr. Kirscht was Senior Vice President of Risk Management for HSBC Card Services, Inc., the consumer credit card segment of HSBC Holdings, from 2007 to 2008. Mr. Kirscht joined HSBC Card Services in 2005 as part of HSBC’s acquisition of Metris Companies Inc., a start-up mono-line credit card company. Mr. Kirscht joined Metris Companies in 1995, where he served as Vice President of Planning and Analysis until he moved to Risk Management in 2004. Mr. Kirscht received a B.S. in Economics with a minor in Statistics, a B.S. in Business, and an M.B.A. from the University of Minnesota.

Joan Aristei has served as our General Counsel and Chief Risk Officer since September 2020. She previously served as our General Counsel and Chief Compliance Officer since March 2018, as our Chief Compliance Officer from March 2017 to March 2018, and as our Vice President, Compliance from May 2014 to March 2017. Prior to joining Oportun, Ms. Aristei was a Director at Citi Private Bank from October 2010 to May 2014, where she served as head of Banking and Lending Product Compliance. Ms. Aristei was also previously Assistant General Counsel and Chief Compliance Officer for JP Morgan Chase & Company, in its auto finance and student lending division, where she led the establishment of a compliance framework for JP Morgan’s auto finance business after its merger with Bank One. Ms. Aristei received a B.A. in Chemistry and in French Literature from the University of California, San Diego, an M.B.A. from the UCLA Anderson School of Management and a J.D. from Loyola Law School.

Matthew Jenkins has served as our Chief Operations Officer since November 2016 and also as our General Manager, Personal Loans since August 2018, General Manager, Personal & Auto Loans since January 2020 and General Manager, Lending since October 2022. Prior to joining Oportun, Mr. Jenkins was Managing Director, Head of Global Consumer Operations Functions at Citigroup Inc., or Citi, from April 2015 to November 2016. In his prior role, Mr. Jenkins served as the Cards Chief Operations Officer at Citi from July 2011 to April 2015. From September 1999 to July 2011, Mr. Jenkins held various leadership roles of increasing scope and responsibility within consumer operations at Citi. Prior to Citi, Mr. Jenkins worked at First USA/Bank One’s Cardmember Service team from September 1995 to September of 1999 in various capacities, most recently as the Chief Finance Officer and Director of Business Analytics. Mr. Jenkins also served in the U.S. Army from 1988 to 1992, where he worked as an Intelligence Analyst and Spanish Linguist. Mr. Jenkins received a B.A. in Economics, summa cum laude, from the University of Texas at Austin.

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Executive Compensation

Named Executive Officers

The Company is a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Securities and Exchange Act of 1934, and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow the Company to provide less detail about its executive compensation program, the compensation and leadership committee is committed to providing the information helpful to stockholders to understand the Company’s executive compensation program. Accordingly, this section includes supplemental narratives that describe the executive compensation program for our NEOs during 2022, who consisted of:

Raul Vazquez Chief Executive Officer Age: 51 Tenure: 11 years	Jonathan Coblentz Chief Financial Officer and Chief Administrative Officer Age: 52 Tenure: 14 years	Patrick Kirscht Chief Credit Officer Age: 55 Tenure: 15 years

Key 2022 Highlights and Challenges

Although we are proud of the highlights achieved in 2022, the deteriorating macroeconomic environment, including persistent inflation and high interest rates, created a challenging operating environment for Oportun that led to higher levels of charge-offs than we anticipated. Due to our strategic technology investments and continued enhancements of our proprietary risk models, in July 2022 we tightened our underwriting criteria and rapidly deploy changes into production. Notable achievements during 2022 include:

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The compensation and leadership committee believes that the actions taken by the NEOs throughout 2022 significantly contributed to the company’s ability to mitigate the impacts of the macroeconomic challenges faced by Oportun in the second half of the year and continuing into 2023. Under their leadership, Oportun remains positioned to drive long-term shareholder value as we progress towards fulfilling our vision of becoming the leading A.I.-driven, digital-first platform helping hardworking individuals meet their borrowing, savings, budgeting, and spending needs.

The 2022 annual cash incentive program was linked to the company’s total revenue and adjusted net income, both of which were adversely affected by the challenging macroeconomic conditions. As a result, the program paid out only 75% of the target amount for corporate performance, underscoring the company’s commitment to aligning compensation with overall corporate performance. As discussed in more detail below in “Elements of Executive Compensation and 2022 Compensation Decisions — Annual Incentive Plan.”

Oversight and Design of our Compensation Program

Compensation Philosophy and Objectives

We operate in a highly competitive and rapidly evolving market, and we expect competition among companies in our market to continue to increase. Our ability to compete and succeed in this environment is directly correlated to our ability to recruit, incentivize, and retain talented individuals.

We are guided by certain overarching values:

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Fiscal 2022 Pay Mix

The key components of total compensation opportunity for each executive officer set by the compensation and leadership committee annually are short-term cash compensation (annual base salary and annual incentive award) and long-term equity incentive compensation (stock options and RSUs), which we refer to collectively as the executive officer’s target total direct compensation. The target pay mix for fiscal 2022 for our CEO and average for our other NEOs is shown below.

The CEO’s 2022 target total direct compensation decision focuses on variable and “at-risk” compensation that is closely aligned with Company performance. As shown in the chart below, 85% of the CEO’s 2022 target total direct compensation is performance-based and 77% of other NEOs’ compensation, on average, is performance-based.

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Elements of our 2022 Compensation Program

(1)	For the CEO, 80% on corporate performance and 20% on attainment of individual goals.
(2)

Generally, annual equity mix consisted of 50% stock options and 50% RSUs. For the 2022 annual compensation setting process, the compensation and leadership committee approved an annual equity mix for our executive officers of 25% stock options and 75% RSUs. The mix was adjusted for 2022 to manage the total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) and create executive retention through a challenging financial market and macroeconomic environment.

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Advisory Non-binding Vote on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an annual advisory non-binding vote to approve the compensation of our NEOs as disclosed pursuant to the SEC’s compensation disclosure rules. In 2022, stockholders extended their support for our executive compensation programs with 96.6% of the votes cast in favor of the say-on-pay proposal.

Compensation Governance Policies and Practices

The Company’s executive compensation program is overseen by the compensation and leadership committee with the advice and support of the Company’s independent compensation consultant as well as input from the Company’s management team. The following summarizes certain executive compensation practices we have implemented to drive performance and create accountability and alignment with our shareholders, as well as the practices we have not implemented because we do not believe they would serve the Company and our shareholders’ long-term interests.

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Roles of the Compensation and Leadership Committee, Management and the Compensation Consultant

Role of the Compensation and Leadership Committee

The compensation and leadership committee is responsible for overseeing our compensation programs and policies, including our equity incentive plans. Our compensation and leadership committee operates under a written charter adopted and approved by our Board, under which our Board retains concurrent authority with our compensation and leadership committee to approve compensation-related matters.

Each year, the compensation and leadership committee reviews and approves compensation decisions as they relate to our NEOs and other senior executive officers, including our CEO. The compensation and leadership committee initially establishes a framework by engaging in a baseline review of our current compensation programs, together with its independent compensation consultant and management, to ensure that they remain consistent with our business requirements and growth objectives. In this review, the independent compensation consultant is also asked to provide a perspective on changing market practices as to compensation programs, with a particular focus on our identified peer group and other companies with whom we compete directly for talent, as discussed below under “Role of Compensation Consultants” and “Use of Competitive Market Data”. Following this review, the compensation and leadership committee considers the recommendations of our CEO, as discussed below under “Role of Management.” The compensation and leadership committee also manages the annual review process of our CEO, in cooperation with our lead director, in which all members of our Board are asked to participate and provide perspective, resulting in a compensation and leadership committee recommendation to the full board regarding individual compensation adjustments for our CEO. As part of this review of the compensation of our NEOs and other senior executive officers, the compensation and leadership committee considers several factors, including:

•  our corporate growth and other elements of financial performance;

•  individual performance and contributions to our business objectives;

•  the executive officer’s experience and scope of duties;

•  the recommendations of our CEO and other members of our management team;

•  retention risk;

•  internal pay equity;

•  an executive officer’s existing equity awards and stock holdings; while

•  ensuring our incentive plans do not encourage undue risk-taking.

Our compensation and leadership committee rely on their judgment and extensive experience serving on the boards of publicly traded companies to establish an annual target total direct compensation opportunity for each NEO that they believe will best achieve the goals of our executive compensation program and our short-term and long-term business objectives. The compensation and leadership committee retains flexibility to review our compensation structure periodically as needed to focus on different business objectives.

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Role of Management

Our CEO works closely with the compensation and leadership committee in determining the compensation of our NEOs (other than his own) and other executive officers. Each year, our CEO reviews the annual performance of our NEOs and other executive officers and makes recommendations to the compensation and leadership committee (except as it relates to his own performance and compensation) regarding individual compensation adjustments, promotions, bonus pool funding, level of achievement of corporate goals and annual incentive plan payouts. Our CEO also identifies and recommends corporate and individual performance objectives for our annual incentive plan for approval by the compensation and leadership committee based on our business plan and strategic objectives for the relevant fiscal year, and makes recommendations on the size, frequency and terms of equity incentive awards and new hire compensation packages. These recommendations from our CEO are often developed in consultation with members of his senior management team, including our CFO and Chief People Officer.

In certain situations, our compensation and leadership committee may elect to delegate a portion of its authority to our CEO or a subcommittee, other than any authority relating to our executive officers. Our compensation and leadership committee has delegated to our CEO the authority to make employment offers to candidates at and below the senior vice president level without seeking the approval of the compensation and leadership committee, subject to certain parameters. In addition, our compensation and leadership committee has delegated to a subcommittee, currently made up of our CEO and CFO, the authority to approve certain equity grants to employees at and below the senior vice president level, subject to certain parameters approved by the compensation and leadership committee.

At the request of the compensation and leadership committee, our CEO typically attends a portion of each compensation and leadership committee meeting, including meetings at which the compensation and leadership committee’s compensation consultant is present. From time to time, various members of management and other employees, as well as outside legal counsel and consultants retained by management, attend compensation and leadership committee meetings to make presentations and provide financial and other background information and advice relevant to compensation and leadership committee deliberations. Our CEO and other NEOs do not typically participate in, or are present during, any deliberations or determinations of our compensation and leadership committee regarding their compensation or individual performance objectives.

Role of Compensation Consultants

The compensation and leadership committee has the authority under its charter to retain the services of one or more external advisors, including compensation consultants, legal counsel, accounting, and other advisors, to assist it in performance of its duties and responsibilities. The compensation and leadership committee makes all determinations regarding the engagement, fees, and services of these external advisors, and any such external advisor reports directly to the compensation and leadership committee.

During 2022, the compensation and leadership committee retained CODA Advisors, as its independent compensation consultant to provide support and advisory services as it relates to our compensation program, primarily to review our compensation peer group and to provide a competitive assessment of our executive and non-employee director compensation programs. CODA Advisors performs no other services for us other than its work for the compensation and leadership committee. CODA Advisors complied with the definition of independence under the Dodd-Frank Act and other applicable SEC and stock exchange regulations.

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Use of Competitive Market Data

We strive to attract and retain the most highly qualified executive officers in an extremely competitive market. Accordingly, our compensation and leadership committee believes that it is important when making its compensation decisions to be informed as to the competitive market for executive talent, including the current practices of comparable public companies. Consequently, our compensation and leadership committee periodically reviews market data for each executive officer’s position, as described below.

The compensation and leadership committee approved a peer group of comparable publicly-traded companies, developed with the assistance of CODA Advisors, to aid it in assessing the overall competitiveness of our executive compensation program and the key components of compensation under the program. The peer group is generally selected from publicly-traded companies with (i) comparable total revenue and market capitalization in related industries (i.e., consumer finance, software and services), (ii) that have similar product offerings or (iii) are similarly sized to Oportun and compete for executive-level talent in the San Francisco Bay Area.

For the purposes of the March 2022 equity refresh grants discussed below under the heading “Elements of Executive Compensation and 2022 Compensation Decisions—Long-Term Incentive Compensation,” our compensation and leadership committee considered compensation data from the below-listed companies.

8x8	Elevate Credit	LendingClub	Priority Technology
Atlanticus	Enova International	LendingTree	Provident Financial
Blucora	Envestnet	Northwest Bancshares	Regional Management
Bottomline Tech	Green Dot	PagerDuty	Washington Federal
CURO Group	Greensky	Premier Financial	World Acceptance

Elements of Executive Compensation and 2022 Compensation Decisions

The key components of the target total direct compensation for each executive officer set by the compensation and leadership committee annually are fixed cash compensation (annual base salary), short-term cash incentive compensation and long-term equity incentive compensation (stock options and RSUs). The compensation and leadership committee generally allocates between total cash compensation and equity compensation in a way that the committee believes substantially links executive compensation to corporate performance and strikes a balance between our short-term and long-term strategic goals. A significant portion of our NEOs’ target total direct compensation opportunity is comprised of “at-risk” compensation in the form of performance-based bonus opportunities and equity awards in order to align the NEOs’ incentives with the interests of our stockholders and our corporate goals. The compensation and leadership committee believes that the target total direct compensation of our NEOs should be competitive within the markets in which we compete, while considering factors such as individual performance, company performance and any unique circumstances of the NEO’s position based on that individual’s responsibilities and market factors. We believe that this target will enable us to attract, motivate and retain the executive talent necessary to develop and execute our business strategy. The compensation and leadership committee reviews the compensation of our NEOs against our peer group and other companies which we compete with for talent to provide a general assessment of the overall competitiveness of our executive compensation program. We also provide our NEOs with certain severance and change in control benefits, as well as other benefits generally available to all our employees, including retirement benefits under our 401(k) plan and participation in our employee benefit plans. However, these additional benefits are not considered as any material factors in determining the key components of the executive compensation program consisting of salary, and short-term cash and long-term equity incentive compensation.

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Base Salaries

Base salary is designed to be a competitive fixed component that establishes a guaranteed minimum level of cash compensation to recognize and reward the day-to-day contributions of our executive officers. Base salaries are initially set through arm’s-length negotiation at the time of hiring, taking into account level of responsibility, qualifications, experience, salary expectations and market data. Base salaries are then reviewed on an annual basis by the compensation and leadership committee and may be adjusted. The table below reflects changes in our NEOs’ salaries from the prior year.

	2021 Annual Base Salary ($)	2022 Annual Base Salary ($) (1)	Increase (%)

Raul Vazquez	600,000	700,000	16.7

Jonathan Coblentz	387,002	421,832	9.0

Patrick Kirscht	446,706	473,508	6.0

(1)	The base salary amount for each of our NEOs is approved by the compensation and leadership committee. The 2022 base salaries were effective as of March 1, 2022.

Annual Incentive Plan

Each of our NEOs was eligible to participate in our annual incentive plan for 2022. This performance-based cash compensation was designed to reward the achievement of annual corporate performance relative to pre-established goals, as well as individual performance, contributions and strategic impact.

The compensation and leadership committee established target annual incentive awards for each executive officer, denominated as a percentage of base salary, which were set at the same percentages of base salary for 2022 as in 2021.

	2022 Target Annual Incentive Award Opportunity

	Target Award ($)	Percentage of Base Salary (%)

Raul Vazquez	700,000	100

Jonathan Coblentz	274,191	65

Patrick Kirscht	307,780	65

For 2022, the compensation and leadership committee approved the corporate performance goals and their respective weightings set forth below. In selecting these corporate performance goals, our compensation and leadership committee believed that they were appropriate drivers for our business as they provided a balance between growing our business and strengthening our financial position, which enhance stockholder value. Periodically throughout the year, the compensation and leadership committee may revise corporate performance goals and weightings for annual incentive awards based on our business priorities and annual operating plan. The compensation and leadership committee utilizes Adjusted Net Income as a financial performance metric because it believes that Adjusted Net Income provides the most accurate measure of the Company’s ongoing business and financial performance. It also allows the compensation and leadership committee to more fully assess the Company’s productivity and efficiency, as well as to evaluate comparative results period-over-period. Please see the Appendix to this proxy statement for the Company’s definition of Adjusted Net Income.

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In 2022, the annual incentive awards were weighted 75% on corporate performance and 25% on attainment of individual goals for all of our NEOs, except for our CEO. The annual incentive award for the CEO was weighted 80% on corporate performance and 20% on attainment of individual goals. Individual goal achievement for each NEO’s performance was determined by the compensation and leadership committee, and for 2022 determined that attainment percentages for such individual goals did not meet expectations.

(1)	For the CEO, the weightings were 80% on corporate performance and 20% on attainment of individual goals.

The following provides additional information regarding the corporate goals under our Annual Incentive Plan for 2022.

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Our 2022 performance included several achievements but ultimately fell short of our expectations.

•	We achieved total revenue of $952.5 million, up year-on-year from $626.7 million.

•

Adjusted Net Income was $69.4 million, a decrease from $78.7 million in the prior year, primarily driven by macroeconomic deterioration, which drove higher losses and increased interest expense, as well as higher Adjusted Operating Expense.

•	We made significant progress in combining and accelerating our product and service offerings and growing our Lending as a Service partner network.

•	Between 2021 to 2022, we saw a decline in Total Stockholder Return, reflecting challenging macroeconomic conditions and stock price decline.

For a reconciliation of these non-GAAP measures to GAAP measures, refer to the Appendix to this proxy statement. For more information about our business, please see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Individual annual incentive award goals and achievement for our NEOs vary depending on our strategic corporate initiatives and each executive officer’s responsibilities. While not exhaustive, below are certain key factors that the compensation and leadership committee, in consultation with our CEO, considered when determining the individual component of each 2022 annual incentive award. While the compensation and leadership committee recognized that the deteriorating macroeconomic environment resulting from inflationary pressures and a high interest rate environment negatively impacted the business and stock performance, it determined that in 2022 our NEOs were able to quickly shift priorities to focus on tightening our underwriting criteria to lower charge-off rates, reducing expenses, optimizing operational efficiency and guiding Oportun on a trajectory for continued sustainable growth and creating long-term value for shareholders. The compensation and leadership committee recognized the individual accomplishments of the NEOs, including:

•	Development of the Oportun Mobile App to provide a seamless user experience across our credit and digital banking products;

•	Strong growth in members and products;

•	Adapted credit underwriting quickly in light of changing macro environment, resulting in post- tightening vintage performing as targeted despite persistent inflation;

•	Making continuous enhancements to our proprietary risk model by leveraging bank transaction data in models and refinement of our A.I. capabilities;

•	Diversified funding sources to support new origination growth; and

•	Entry into additional strategic partnerships to offer Oportun products in partner locations.

As a result of the compensation and leadership committee’s performance review, including the decline in our Net Income and Total Stockholder Return, the following annual incentive awards were paid to each of our NEOs for 2022, representing a decrease in the incentive award paid in comparison to 2021:

	Target Bonus ($)	Bonus Payout (% of Target)	Bonus Amount ($)

Raul Vazquez	700,000	75.0	525,000

Jonathan Coblentz	274,191	71.3	195,361

Patrick Kirscht	307,780	76.3	234,682

Long-Term Incentive Compensation

Our compensation and leadership committee believes long-term incentive compensation is an effective means for focusing our NEOs on driving increased stockholder value over a multi-year period and motivating

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them to remain employed with us. Currently, our compensation and leadership committee uses equity awards in the form of stock options and RSUs to deliver annual long-term incentive compensation opportunities to our NEOs and to address special situations as they may arise from time to time. The compensation and leadership committee establishes annual targets for long-term incentive compensation to our NEOs and other executive officers, taking into consideration the competitive market analysis performed by our compensation consultant.

Our compensation and leadership committee considers stock options to be inherently performance-based, and automatically link executive pay to stockholder return, because the executive derives value from a stock option only if our stock price increases. As part of a balanced compensation strategy, our compensation and leadership committee also awards RSUs to help us to attract, motivate and retain our NEOs.

In March 2022, in connection with our 2021 annual review process and performance year-to-date, we granted refresh equity grants of stock options and RSUs to NEOs. The stock option grants provide for a four-year vesting schedule, with one-fourth of the shares subject to each stock option vesting on the first anniversary of the vesting commencement date, and the remaining shares vesting in 36 successive equal monthly installments following the first anniversary of the vesting commencement date, subject to the NEO’s continued service on each such vesting date. Each RSU grant provides for a four-year vesting schedule, with one-fourth of the RSUs vesting on each anniversary of the vesting commencement date, subject to the NEO’s continued service on each such vesting date. In determining the amount of such grants, the compensation and leadership committee considered compensation data with respect to the March 2022 peer group for the grants issued in March 2022 and granted equity at levels comparable to the median annual equity grant values of the peer group, while recognizing and reflecting the share price at the time of grant, the resulting share dilution and impact on the plan share reserve.

Historically, equity awards have been granted in connection with an executive officer’s initial employment or promotion, and thereafter on a periodic basis (generally annually) in order to retain and reward our NEOs based on factors such as individual performance and strategic impact, retention goals and competitive pay practices. The compensation and leadership committee generally determines the size and mix of equity awards to our NEOs in consultation with our CEO (except with respect to his own awards) and based on factors discussed above in “Oversight and Design of our Compensation Program.” The compensation and leadership committee intends to continue to review the existing equity holdings of our NEOs, including the percentage of equity awards that have vested, as well as other factors, when making decisions on future equity grants to our NEOs.

Employment and Change in Control Arrangements

We have entered into at-will employment offer letters with each of our NEOs that were approved by the compensation and leadership committee and our Board. In addition, we provide each NEO with the opportunity to receive certain severance payments and benefits in the event of a termination of employment under certain circumstances, including in connection with a change of control. The compensation and leadership committee generally believes that the severance protection payments and benefits we offer are necessary to provide stability among our executive officers, serve to focus our executive officers on our business operations, and avoid distractions in connection with a potential change in control transaction or period of uncertainty.

For additional information on the employment arrangements and potential post-employment payments to our NEOs, see “Employment, Severance, and Change in Control Agreements” and “Potential Payments and Benefits Upon Termination or Change in Control” below.

401(k) Plan and Employee Benefits

During 2022, all full-time employees in the United States employed by Oportun, including the NEOs, were eligible to participate in the Company’s 401(k) plan, a tax qualified retirement plan (with an employer match up to 4% of eligible contributions). Other than the 401(k) plan, we do not provide defined benefit pension plans or defined contribution retirement plans to the NEOs or other employees.

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We also offer a number of benefit programs to our full-time employees, including our NEOs, in the United States. These benefits include medical, vision and dental insurance, health and dependent care flexible spending accounts, wellness programs, charitable donation matching, short-term and long-term disability insurance, accidental death and dismemberment insurance, basic life insurance coverage, and business travel insurance. Full-time and part-time employees in the United States are eligible to receive paid parental leave.

Stock Ownership Guidelines

In April 2022, the compensation and leadership committee adopted stock ownership guidelines for our executive officers and non-employee directors to further align their interests with our stockholders. Under these guidelines, each participant is required to own shares of our common stock with value of at least the following:

Position	Ownership Requirement
CEO	6x annual base salary
Other Section 16 officers	3x annual base salary
Non-employee directors	5x annual Board cash retainer

Covered executives are expected to meet the required ownership level within five years of the later of the initial adoption of the policy or hire or promotion into a covered executive role. Non-employee directors are expected to meet the required ownership level within five years of the appointment date. Further, executives and non-employee directors must hold at least 50% of any net after-tax shares realized from equity award vesting or exercise until the guideline has been met. Shares held outright and unvested RSUs that are subject to only a time-vesting condition count towards the ownership threshold but shares underlying options and unearned performance-vesting shares do not.

Compensation Clawback

In April 2022, the compensation and leadership committee approved the executive clawback policy which applies to our Section 16 officers. Our clawback policy provides that if (i) the Company is required to restate its financial statements filed pursuant to the Exchange Act as a result of a material error in these financial statement, (ii) such restatement is due to the gross negligence or intentional misconduct of a clawback officer (as determined by the compensation and leadership committee), (iii) the amount of any cash-based incentive paid to or payable to such clawback officer that was determined based on the achievement of financial or operating results would have been less if such financial statements had been correct at the time of determination, and (iv) no more than three years have elapsed from the filing date of such financial statements upon which such incentive compensation was determined, then the Company shall recoup from such clawback officer an amount equal to such excess cash incentive compensation through such means as the compensation and leadership committee determines in accordance with the policy.

Hedging and Pledging Policies

We have established an insider trading policy, which, among other things, prohibits all employees and non-employee directors from engaging in short sales or transactions in publicly-traded options (such as puts and calls) and other derivative securities relating to our common stock, hedging or similar transaction designed to decrease the risks associated with holding our securities, pledging any of our securities as collateral for a loan, and holding any of our securities in a margin account.

Compensation Risk Assessment

The compensation and leadership committee has reviewed our compensation programs to assess whether they encourage our employees to take excessive or inappropriate risks. After reviewing and assessing our compensation philosophy, policies and practices, including the mix of fixed and variable, short-term and long-term incentives and overall pay, incentive plan structures, and the checks and balances built into, and oversight of, each plan and practice, the compensation and leadership committee has determined that any risks arising from our compensation programs are not reasonably likely to have a material adverse effect on the Company.

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Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally places a $1 million limit on the amount of compensation a publicly-held company can deduct for U.S. federal tax purposes in any tax year on compensation paid to “covered employees.” The compensation and leadership committee retains discretion to award compensation amounts which are not tax-deductible if it determines that such compensation is consistent with our business needs.

Taxation of Parachute Payments and Deferred Compensation

We do not provide, and have no obligation to provide, any executive officer, including any NEO, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Section 280G, 4999, or 409A of the Code. Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change of control that exceed certain limits prescribed by the Code, and that the employer may be unable to take a deduction on the amounts subject to this additional tax.

Summary Compensation Table

The following table provides information regarding the compensation awarded to, earned by or paid to our NEOs for the years ended December 31, 2022, 2021, and 2020:

	Year	Salary (1) ($)	Stock Awards (2)(3) ($)	Option Awards (2)(3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	All Other Compensation (5) ($)	Total ($)
Raul Vazquez(6)(7)	2022	683,836	2,650,738	875,005	525,000	31,345	4,765,924
Chief Executive Officer	2021	591,917	875,019	875,010	745,440	31,999	3,119,385
	2020	538,847	3,500,024	1,750,002	550,000	28,977	6,367,850
Jonathan Coblentz(8)	2022	416,202	833,099	275,002	195,361	24,025	1,743,689
Chief Financial Officer and Chief Administrative Officer	2021	384,741	300,021	300,011	313,433	23,439	1,321,645
	2020	370,344	1,200,008	600,008	243,974	26,769	2,441,103
Patrick Kirscht(9)	2022	469,176	1,136,034	375,008	234,682	38,949	2,253,849
Chief Credit Officer	2021	433,816	375,005	375,011	358,158	36,150	1,578,140
	2020	427,883	1,500,008	750,007	281,613	37,243	2,996,754

(1)

The salary amounts in this column reflect the blended salary paid, which takes into account any salary increases effective during the year, if any. These amounts have been adjusted to reflect the blended salary paid and may deviate an immaterial amount from the previously reported salaries.

(2)

These columns reflect the aggregate grant date fair value of stock options and RSUs measured pursuant to FASB ASC 718 without regard to forfeitures. The assumptions used in calculating the grant date fair value of these awards are set forth in Note 2 and Note 12 in our Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K filed with the SEC on March 14, 2023. These amounts do not reflect the actual economic value that may be realized by the NEO.

(3)

2020 amount includes “pull-forward” grants awarded in September 2020 where the grant pulled forward 50% of the annual grant value that otherwise would have been awarded as part of the annual review process in March 2021, with the remainder issued as equity grants of stock options and RSUs in March 2021. See “Executive Compensation—Long-Term Incentive Compensation” in our proxy statement filed April 28, 2021 for more information.

(4)	The amounts represent the bonuses paid under our annual incentive plan.

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(5)

The amounts reported include the cash value of Oportun’s match of our NEO’s contributions to the 401(k) plan and matching charitable contributions made by Oportun in 2021 pursuant to the Company’s charitable match program and certain life insurance premium payments. For 2022, “All Other Compensation” includes (i) $12,200 for 401(k) employer match and $318 for life insurance premium for Mr. Vazquez; (ii) $12,200 for 401(k) employer match, $318 for life insurance premium, and $1,000 for charitable match for Mr. Coblentz and (iii) $12,200 for 401(k) employer match and $318 for life insurance premium for Mr. Kirscht.

(6)	Mr. Vazquez serves on our Board but is not paid additional compensation for such service.
(7)	Mr. Vazquez’s base salary was increased from $600,000 to $700,000, effective March 1, 2022.
(8)	Mr. Coblentz’s base salary was increased from $387,002 to $421,832, effective March 1, 2022.
(9)	Mr. Kirscht’s base salary was increased from $446,706 to $473,508, effective March 1, 2022.

Grants of Plan-Based Awards in Fiscal Year 2022

The following table provides information regarding each grant of a plan-based award made to an NEO under any plan in the year ended December 31, 2022:

	Type of Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: (1) Target ($)	All Other Stock Awards: Number of Shares or Units (#)	All Other Option Awards: Number of Securities Underlying Options(2) (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards (3) ($)
Raul Vazquez	Annual incentive award	4/17/2023	525,000	—	—	—	—
	Stock options	3/25/2022	—	—	111,548	13.39	875,005
	RSU	3/25/2022	—	197,964	—	—	2,650,738
Jonathan Coblentz	Annual incentive award	4/7/2023	195,361	—	—	—	—
	Stock options	3/25/2022	—	—	35,058	13.39	275,002
	RSU	3/25/2022	—	62,218	—	—	833,099
Patrick Kirscht	Annual incentive award	3/10/2023	234,682	—	—	—	—
	Stock options	3/25/2022	—	—	47,807	13.39	375,008
	RSU	3/25/2022	—	84,842	—	—	1,136,034

(1)	Represents the target amount of annual cash incentive compensation for which the executive was eligible to receive under our annual incentive plan. There are no minimum thresholds or maximums.
(2)	The per share exercise price of the stock option is the closing price of a share of our common stock on the date of the grant.
(3)

This column reflects the aggregate grant date fair value of the stock options and RSUs measured pursuant to FASB ASC 718, without regard to forfeitures. The assumptions used in calculating the grant date fair value of these awards are set forth in Note 2 and Note 13 to our Notes to the Consolidated Financial Statements included on our Annual Report on Form 10-K filed March 14, 2023. These amounts do not reflect the actual economic value that may be realized by the NEO.

Annual Incentive Plan

Each of our NEOs was eligible to participate in our annual incentive plan for 2022. For more information For additional discussion regarding the criteria applied in determining the amounts payable under the Annual Incentive Plan, please see “Executive Compensation—Annual Incentive Plan.”

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Outstanding Equity Awards at 2022 Fiscal Year End

The following table provides information with respect to all outstanding stock options and RSUs held by our NEOs as of December 31, 2022. See “Employment, Severance, and Change in Control Agreements” and “Potential Payments and Benefits Upon Termination or Change in Control” below for information regarding the impact of certain employment termination scenarios on outstanding equity awards.

			Option Awards				Stock Awards

Name	Vesting Commencement Date (1)		Number of Securities Underlying Unexercised Options— Unexercisable (2) (#)	Number of Securities Underlying Unexercised Options— Exercisable (3) (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units That Have Not Vested (4) (#)	Market Value of Shares or Units That Have Not Vested (5) ($)
Raul Vazquez	7/25/2013		—	101,675	4.40	7/24/2023	—	—
	9/10/2014		—	136,363	10.23	9/9/2024	—	—
	7/31/2015		—	3,741	26.73	9/28/2025	—	—
	11/30/2016		—	145,453	19.69	11/29/2026	—	—
	3/3/2019		8,790	131,761	18.04	6/27/2029	—	—
	3/3/2019		—	—	—	—	17,849	98,348
	3/10/2020	(6)	60,428	132,936	19.00	3/9/2030	—	—
	3/10/2020		—	—	—	—	46,053	253,752
	9/10/2020	(7)	—	—	—	—	62,950	346,855
	3/10/2021	(6)	40,577	31,590	21.26	3/9/2031	—	—
	3/10/2021		—	—	—	—	30,869	170,088
	3/25/2022		111,548	—	13.39	3/24/2032
	3/25/2022		—	—	—	—	197,964	1,090,782
Jonathan Coblentz	7/25/2013		—	4,545	4.40	7/24/2023	—	—
	9/24/2014		—	26,588	10.23	9/28/2024	—	—
	11/30/2016		—	34,090	19.69	11/29/2026	—	—
	3/3/2019		2,942	43,908	18.04	6/27/2029	—	—
	3/3/2019		—	—	—	—	5,950	32,785
	3/10/2020	(6)	20,719	45,578	19.00	3/9/2030	—	—
	3/10/2020		—	—	—	—	15,790	87,003
	9/10/2020	(7)	—	—	—	—	21,583	118,922
	3/10/2021	(6)	13,913	10,820	21.26	3/9/2031	—	—
	3/10/2021		—	—	—		10,584	58,318
	3/25/2022		35,058	—	13.39	3/24/2032	—	—
	3/25/2022		—	—	—	—	62,218	342,821
Patrick Kirscht	7/25/2013		—	22,727	4.40	7/24/2023	—	—
	8/10/2013		—	45,454	4.40	8/9/2023
	9/24/2014		—	36,363	10.23	9/28/2024	—	—
	7/31/2015		—	54,545	26.73	9/28/2025	—	—
	11/30/2016		—	45,453	19.69	11/29/2026	—	—
	3/3/2019		4,397	65,878	18.04	6/27/2029	—	—
	3/3/2019		—	—	—	—	8,925	49,177
	3/10/2020	(6)	25,898	56,973	19.00	3/9/2030	—	—
	3/10/2020		—	—	—	—	19,737	108,751
	9/10/2020	(7)	—	—	—	—	26,979	148,654
	3/10/2021	(6)	17,391	13,525	21.26	3/9/2031
	3/10/2021		—	—	—	—	13,230	72,897
	3/25/2022		47,807	—	13.39	3/24/2032
	3/25/2022						84,842	467,479

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(1)

Awards with a vesting commencement date on or prior to July 31, 2015 were granted under our 2005 Plan, awards with vesting commencement date after July 31, 2015, but on or prior to September 26, 2019, were granted under our 2015 Stock Option/Stock Issuance Plan. Awards with a vesting commencement date after September 26, 2019 were granted under our 2019 Equity Incentive Plan.

(2)

Each option grant provides for a four-year vesting schedule, with one-fourth of the underlying shares vesting on the one-year anniversary of the vesting commencement date, and the balance vesting in equal monthly installments over the remaining 36 months, in each case subject to the executive’s continued service through the applicable vesting date. Except with respect to stock options granted under our 2019 Equity Incentive Plan, options are exercisable immediately following grant, also known as “early exercisable,” and unvested shares purchased on an early exercise are subject to a repurchase right in our favor on termination of employment that lapses along the same vesting schedule as contained in the option grant. This column reflects the number of unexercised options that were unvested as of December 31, 2022.

(3)	This column reflects the number of shares subject to unexercised options that were vested as of December 31, 2022.
(4)

The RSUs will vest over a four-year period with one-fourth of the RSUs vesting on each one year anniversary of the vesting commencement date, subject to the executive’s continued service on each such vesting date. There is no performance-based vesting condition associated with such RSUs.

(5)

Represents the number of unvested shares underlying RSUs multiplied by the per share fair market value of our common stock as of December 31, 2022, based on the closing price of our common stock of $5.51 per share.

(6)	Stock options granted under our 2019 Equity Incentive Plan are not early exercisable.
(7)

Includes “pull-forward” grants awarded in September 2020 where the grant pulled forward 50% of the annual grant value that otherwise would have been awarded as part of the annual review process in March 2021, with the remainder issued as awards of stock options and RSUs in March 2021.

Option Exercises and Stock Vested in Fiscal Year 2022

The following table presents information concerning the aggregate value and number of shares of our common stock for which options were exercised or RSUs vested during 2022 for each of the NEOs:

	Option Awards			Stock Awards

Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(5)

Raul Vazquez	791,318	(2)	9,701,559	111,992	1,062,742

Jonathan Coblentz	88,545	(3)	967,532	37,389	357,230.22

Patrick Kirscht	11,378	(4)	106,747	49,271	475,484

(1)	The value realized on exercise was determined based on a fair market value of the Company stock on the date of the exercise.
(2)	Mr. Vazquez chose to net settle his shares upon exercise, surrendering to the Company 423,170 shares of the 791,318 vested options to cover the exercise price and applicable tax withholding.
(3)

Reflects three option exercises in March 2022 for an aggregate 88,545 shares with a weighted average per share exercise price of $2.30. For one option exercise, Mr. Coblentz chose to net settle his shares upon exercise, surrendering to the Company 24,506 shares of the 58,770 vested shares that were exercised under the option to cover the exercise price and applicable tax withholding.

(4)	Reflects two option exercises in March and November 2022, which all had a per share exercise price of $1.87.
(5)	The number of shares and value realized on vesting include shares that were withheld or sold at the time of vesting to satisfy tax withholding requirements.

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Employment, Severance and Change in Control Agreements

We previously entered into offer letters with each of our NEOs that generally provide for at-will employment and set forth the executive’s base salary, eligibility for an annual incentive award opportunity and employee benefits, and coverage under our executive severance policy. Each of our NEOs has also executed our standard form of proprietary information and invention assignment agreement. General provisions of these agreements are discussed below, and any potential payments and benefits due upon a termination of employment or a change in control are further quantified below in “Potential Payments and Benefits Upon Termination or Change in Control.”

Executive Severance and Change in Control Policy

We maintain an executive severance and change in control policy, which covers each of our NEOs.

Upon a termination of employment by us without cause or by the executive for good reason (an “involuntary termination”), our NEOs other than our CEO will receive 12 months of salary continuation and continuation of health plan benefits at no cost under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) if they have been employed with us for at least five years (or nine months of such benefits if they have been employed for less than five years). If the termination occurs during the period beginning 90 days before, through 12 months after, our change in control (the “change in control period”), they will receive the higher level of salary continuation and health insurance benefits regardless of their tenure with us, their full target bonus, and full vesting of their unvested equity awards other than performance-vested awards. For performance-vested awards, any acceleration of vesting, exercisability or lapse of restrictions is based on actual performance through the date of such change in control. As of December 31, 2022, the last day of the most recently completed fiscal year, each of Messrs. Coblentz and Kirscht had completed at least five years of employment with us.

On an involuntary termination, our CEO will receive 18 months of salary continuation and continuation of health plan benefits at no cost under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) if he has been employed with us for at least five years (or 12 months of such benefits if he has been employed for less than five years), and 12 months’ worth of accelerated vesting of equity awards other than performance-vested awards. If the involuntary termination occurs within the change in control period, he will receive the higher level of salary continuation and health insurance benefits regardless of his tenure with us, 150% of his target bonus, and full vesting of his unvested equity awards other than performance-vested awards. For performance-vested awards, any acceleration of vesting, exercisability or lapse of restrictions is based on actual performance through the date of such change in control. As of December 31, 2022, the last day of the most recently completed fiscal year, our CEO had completed at least five years of employment with us.

Severance benefits are subject to the execution of a release of claims by the executive, resignation from all officer and director positions, and continued compliance with the executive’s obligations under any confidentiality, intellectual property assignment, non-solicitation and restrictive covenant agreement with us. The terms “cause,” “good reason” and “change in control” can be found in the executive severance policy. If the payments and benefits under our executive severance and change in control policy would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to the related excise tax, such payments either will be paid in full or as to such lesser amount that would result in no portion of the payments and benefits being subject to such excise tax, whichever results in the greater amount of after-tax benefits to the NEO after taking into account any applicable excise tax. Our executive severance and change in control policy does not provide for any Internal Revenue Code Section 280G-related tax gross-up payments from the Company.

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Potential Payments and Benefits Upon Termination or Change in Control

The following table sets forth the estimated payments and benefits that would be received by each of the NEOs upon a termination of employment without cause or following a resignation for good reason which we refer to below as an involuntary termination, or in the event of an involuntary termination in connection with a change in control of Oportun. This table reflects amounts payable to each NEO assuming his or her employment was terminated on December 31, 2022, and the change in control also occurred on that date. For additional discussion of the potential benefits and payments due in connection with a termination of employment or a change in control, please see “Employment, Severance, and Change in Control Agreements—Executive Severance and Change in Control Policy” above.

Name	Involuntary Termination Other than During Change in Control Period (1)(2) ($)	Involuntary Termination During Change in Control Period (1)(2) ($)
Raul Vazquez
Salary Severance	1,125,000	1,125,000
Bonus Severance	—	1,125,000
Continuation of Health Insurance Benefits	25,883	25,883
Accelerated Vesting of Equity Awards	728,042	1,959,824
Total	1,878,925	4,235,707
Jonathan Coblentz
Salary Severance	421,832	421,832
Bonus Severance	—	274,191
Continuation of Health Insurance Benefits	8,936	8,936
Accelerated Vesting of Equity Awards	—	639,849
Total	430,768	1,344,808
Patrick Kirscht
Salary Severance	473,508	473,508
Bonus Severance	—	307,780
Continuation of Health Insurance Benefits	24,860	24,860
Accelerated Vesting of Equity Awards	—	846,959
Total	498,368	1,653,107

(1)	Based on salary and target bonus amounts as of December 31, 2022.
(2)

The estimated value of accelerated vesting of equity awards was calculated by multiplying the number of shares underlying the unvested option or RSU awards that would be accelerated by the per share fair market value of our common stock as of December 31, 2022, which was $5.51, minus the aggregate exercise price attributable to the accelerated shares in the case of a stock option. Stock options that have a per share exercise price above $5.51 are assumed to have no value.

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Equity Compensation Plan Information

The following table provides information as of December 31, 2022 with respect to shares of our common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Restricted Stock Units and Rights (#)	Weighted Average Exercise Price of Outstanding Options (1) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (#)

Equity compensation plans approved by security holders

2019 Equity Incentive Plan (2)	3,691,145	16.93	1,791,251

2015 Stock Option / Stock Issuance Plan	1,588,971	20.58	—

2005 Stock Option / Stock Issuance Plan	605,086	12.32	—

2019 Employee Stock Purchase Plan (3)	—	—	1,593,052

2021 Inducement Equity Incentive Plan	524,320		39,635

Equity compensation plans not approved by security holders	—	—	—

Total	6,409,522		3,423,938

(1)	RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.
(2)

Our 2019 Equity Incentive Plan (“2019 Plan”) provides that the number of shares of common stock available for issuance under the 2019 Plan automatically increases on the first day of each fiscal year beginning with the 2020 fiscal year, in an amount equal to the least of five percent (5%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year. The Board may act prior to the first day of any fiscal year to provide that the increase in the share reserve for such fiscal year will be a lesser number of shares.

(3)

Our 2019 Employee Stock Purchase Plan (“ESPP”) provides that the number of shares of common stock available for issuance under the ESPP automatically increases on the first day of each fiscal year beginning with the 2020 fiscal year, in an amount equal to the least of (i) one percent (1%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year or (ii) 726,186 shares. The Board may act prior to the first day of any fiscal year to provide that there will be no increase in the share reserve for such fiscal year or that the increase in the share reserve for such fiscal year will be a lesser number of shares.

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Report of the Compensation and Leadership Committee

The information contained in this report of the compensation and leadership committee shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation and leadership committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The compensation and leadership committee has reviewed and discussed with management the “Executive Compensation” section contained in this proxy statement. Based on this review and discussion, the compensation and leadership committee has recommended to the Board that the “Executive Compensation” section be included in this proxy statement and incorporated into Oportun’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Respectfully submitted by the members of the compensation and leadership committee of the Board:

Frederic Welts (Chair)

Roy Banks

Ginny Lee

Carl Pascarella

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Pay Versus Performance

Our executives’ pay is variable and linked to our business and financial performance. More than 75% of their compensation is in the form of equity, which aligns their interests with our stockholders’ and results in their compensation actually paid being impacted by our stock performance. The factors considered by the compensation and leadership committee to determine the compensation of the NEOs and other officers is described in the section “Executive Compensation—Roles of the Compensation and Leadership Committee, Management and the Compensation Consultant—Role of the Compensation and Leadership Committee” of this proxy statement. In evaluating each executive’s performance, the compensation and leadership committee sets corporate goals that further the company’s long-term objectives to expand into new markets and grow market share. The compensation and leadership committee also sets financial performance targets to assess the company’s ongoing business and financial performance and operational efficiency.

Between 2021 to 2022, we saw a decline in our Net Income and Total Stockholder Return, reflecting challenging macroeconomic conditions and stock price decline. Since the vast majority of our NEO compensation is in the form of equity, the decline in our stock price resulted in a corresponding decline in compensation actually paid to the NEOs.

In accordance with the requirements of Item 402(v) of Regulation S-K, the following table provides information regarding the “compensation actually paid” to our principal executive officer (“PEO”) and our other NEOs (“non-PEO NEOs”) and certain financial performance results of the Company.

Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Average Summary Compensation Table Total for non-PEO NEOs (3)	Average Compensation Actually Paid to non-PEO NEOs (4)	Value of Initial Fixed $100 Investment Based on Company Total Stockholder Return (5)	Net Income (millions) (6)
2022	$4,765,924	$(2,800,770)	$1,998,769	$(902,860)	$28.45	$(77.7)
2021	$3,119,385	$3,733,111	$1,449,893	$1,683,680	$104.54	$47.4

(1)	Represents amounts reported in the “total” column of the Summary Compensation Table (SCT) for Raul Vazquez (our Chief Executive Officer). Mr. Vazquez was our PEO for each of the years shown.
(2)

Represents dollar amount for Mr. Vazquez derived from the starting point of the compensation reported in the “total” column of the SCT, under the methodology prescribed under the SEC’s rules, as shown in the table below. The following table presents a reconciliation of total compensation paid to our PEO for each year shown as reported in the SCT, further above, to the compensation actually paid to our PEO, which was computed in accordance with Item 402(v) of Regulation S-K, as reported in the Pay Versus Performance table to which this footnote relates.

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Fiscal Year	2021	2022
SCT Total	$3,119,385	$4,765,924
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(1,750,029)	$(3,525,743)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$1,628,524	$1,330,204
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$202,733	$(3,390,451)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years that Vested During Fiscal Year	$532,498	$(1,980,704)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0
Compensation Actually Paid	$3,733,111	$(2,800,770)

(3)	Represents the averages of the amounts reported in the “total” column of the SCT for our non-PEO NEOs. Our non-PEO NEOs for 2022 and 2021 were Jonathan Coblentz and Patrick Kirscht.
(4)

Represents dollar amounts on an averaged basis for our non-PEO NEOs derived from the starting point of the compensation reported in the “Total” column of the SCT, under the methodology prescribed under the SEC’s rules, as shown in the table below. The following table presents a reconciliation of the average total compensation paid to our non-PEO NEOs for each year shown as reported in the SCT, further above, to the average compensation actually paid to our non-PEO NEOs, which was computed in accordance with Item 402(v) of Regulation S-K, as reported in the Pay Versus Performance table to which this footnote relates

Fiscal Year	2021	2022
SCT Total	$1,449,893	$1,998,769
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(675,024)	$(1,309,572)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$628,157	$494,079
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$78,920	$(1,318,650)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years that Vested During Fiscal Year	$201,734	$(767,487)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0
Compensation Actually Paid	$1,683,680	$(902,860)

(5)	Represents value of initial $100 investment in Oportun stock on December 31, 2020, the last trading day prior to the earliest fiscal year shown in the table.
(6)	Represents the Company’s net income reflected in the Company’s audited financial statements.

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Relationship Between PEO and Non-PEO NEOs Compensation Actually Paid and Total Shareholder Return (“TSR”)

The following graph sets forth the relationship between compensation actually paid (or “CAP”) to our PEO and the average of compensation actually paid to our non-PEO NEOs versus the Company’s cumulative TSR for the fiscal years shown.

Relationship Between PEO and Non-PEO NEOs Compensation Actually Paid and Net Income (Loss)

The following graph sets forth the relationship between compensation actually paid to our PEO and the average of compensation actually paid to our non-PEO NEOs versus our net income (loss) for the fiscal years shown.

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Certain Relationships and Related Transactions

The following is a summary of transactions and arrangements, since the beginning of our last fiscal year, to which we have been a participant, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average Company’s total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons has a substantial ownership interest or control.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of our directors, and our amended and restated bylaws provide that we indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by our Board. In addition, we have entered and expect to continue to enter into agreements to indemnify our directors and executive officers.

Investors’ Rights Agreements

We are party to an amended and restated investors’ rights agreement with certain purchasers of the Company’s preferred stock (which converted to common stock in our IPO), which provides, among other things, that certain holders of our capital stock, have the right to demand that we file a registration statement or request that their shares of our capital stock be included on a registration statement that we are otherwise filing.

In connection with the acquisition of Hello Digit, Inc. (“Digit”) we entered into an investor rights agreement with the holders of Digit stock, pursuant to which the holders have certain “piggyback” registration rights with respect to registrations of equity securities initiated by the Company.

Transactions with Credit Karma and Hummingbird

Raul Vazquez is currently a member of the board of directors of Intuit Inc. (“Intuit”). On December 3, 2020, Intuit acquired Credit Karma. We have conducted business with Credit Karma for lead generation services since November 2019 and made payments to Credit Karma of approximately $8.9 million for services provided in 2022. Mr. Vazquez is not involved in directly managing Credit Karma and these transactions with Credit Karma were entered into in the ordinary course of business. This transaction was approved in accordance with Oportun’s Related Person Transactions Policy.

We entered into an agreement with Hummingbird RegTech, Inc. (“Hummingbird”), a provider of compliance software, in 2022 and made payments to them of approximately $178,000 in 2022. A member of our Board of Directors, Jo Ann Barefoot, is a co-founder and shareholder of Hummingbird. Ms. Barefoot is not involved in directly managing Hummingbird and these transactions were entered into in the ordinary course of business. This transaction was approved in accordance with Oportun’s Related Person Transactions Policy.

Transactions with Affiliates of Ellington

In November 2014 we entered into an agreement with ECL Funding, LLC, an entity affiliated with Ellington, to sell at least 10% of our unsecured loan originations, with an option to sell an additional 5%, subject to certain eligibility criteria and minimum and maximum volumes. We also entered into a Servicing Agreement pursuant to which we agreed to service the portfolio owned by Ellington Financial and in return earn a servicing fee of 5%. We chose not to renew the arrangement and allowed the agreement to expire on its terms on March 4, 2022. The originations of loans sold and held for sale during the year ended December 31, 2022, was $52.7 million. Our servicing fee revenue during 2022 was $17.4 million.

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In addition, in March 2022, we participated in a co-sponsored securitization transaction with certain other entities affiliated with Ellington and sold loans through the issuance of amortizing asset-backed notes secured by a pool of our unsecured and secured personal installment loans. We also sold our share of the residual interest in the pool. The sold loans had an aggregate unpaid principal balance of approximately $227.6 million.

As of April 17, 2023, Ellington beneficially owned more than 5% of our common stock.

Transactions with Neuberger Berman

On September 14, 2022, we entered into an agreement to borrow $150.0 million of senior secured term loans from certain funds affiliated with Neuberger Berman Specialty Finance, beneficial owner of greater than five percent of our outstanding common stock (the “Corporate Facility”). On March 10, 2023 we upsized and amended the Corporate Facility (the “Amended Credit Agreement”) to be able to borrow up to an additional $75.0 million. We borrowed $20.8 million of term loans under the Amended Corporate Facility on March 10, 2023 (the “Incremental Tranche A-1 Loans”) and borrowed an additional $4.2 million of term loans under the Amended Corporate Facility on March 27, 2023 (the “Incremental Tranche A-2 Loans”). The term loans bear interest at an amount equal to (a) 1-month term SOFR plus 9.00%, payable in cash, plus (b) 3.00%, payable in cash or in kind at our option. The term loans are scheduled to mature on September 14, 2026, and are not subject to amortization. Certain prepayments of the term loans are subject to a prepayment premium. The obligations under the Amended Corporate Facility are secured by our assets and assets of certain of our subsidiaries guaranteeing the Amended Corporate Facility, including pledges of the equity interests of certain subsidiaries that are directly or indirectly owned by us, subject to customary exceptions.

We may borrow up to an aggregate additional amount of $50.0 million of term loans under the Amended Corporate Facility on an uncommitted basis in two additional $25.0 million tranches (the “Incremental Tranche B Loans” and “Incremental Tranche C Loans,” respectively.

In connection with the Amended Credit Agreement, we issued warrants, at closing, to the lenders providing the Incremental Tranche A-1 Loans to purchase 1,980,242 shares of our common stock and on March 27, 2023, issued warrants to the lenders providing the Incremental Tranche A-2 Loans to purchase 116,485 shares of our common stock, in each case at an exercise price of $0.01 per share. In addition, in connection with the funding of the Incremental Tranche B Loans, we will issue warrants to the lenders providing the Incremental Tranche B Loans to purchase 1,048,363 shares of our common stock and, in connection with the funding of the Incremental Tranche C Loans, we will issue warrants to the lenders providing the Incremental Tranche C Loans to purchase 1,048,363 shares of our common stock, in each case, at an exercise price of $0.01 per share. We also entered into a registration rights agreement with the applicable lenders, which stipulates that we file a registration statement with respect to the shares underlying the warrants.

Policies and Procedures for Related Party Transactions

We have adopted a policy that all transactions, arrangements, or relationships in which the amounts exceed $120,000 or one percent of the average Company’s total assets at year-end for the last two completed fiscal years between us and our directors, executive officers, holders of more than 5% of our capital stock, any member of the immediate family of the foregoing persons, or their affiliates are approved by the audit and risk committee, or a similar committee consisting of entirely independent directors, according to the terms of our Code of Business Conduct. In approving or rejecting any such related party proposal, the audit and risk committee will consider the relevant facts and circumstances available and deemed to be relevant to the matter, including, but not limited to, risks, costs, impact on independence, availability of alternatives, and transaction terms that could have been obtained from unaffiliated third parties.

We believe that we have executed all the transactions described above on terms no less favorable to us than we could have obtained from unaffiliated third parties. It is out intent to ensure that all future transactions

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between us and related parties are also approved by the audit and risk committee, or a similar committee consisting of entirely independent directors, according to the terms of our Code of Business Conduct, and are on terms no less favorable to us than those that we could obtain from unaffiliated third parties.

Other Matters

Annual Report on Form 10-K and SEC Filings

We have filed our Annual Report on Form 10-K for the year ended December 31, 2022 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Our Annual Report and this proxy statement are posted on our investor relations website at https://investor.oportun.com and are available from the SEC at its website at www.sec.gov. If you do not have access to the internet or have not received a copy of our Annual Report, you may request a copy of it or any exhibits thereto without charge by writing to our Corporate Secretary at Oportun Financial Corporation, 2 Circle Star Way, San Carlos, CA 94070.

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Appendix: Reconciliation on Non-GAAP Financial Measures

The proxy statement contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).

Adjusted Net Income

Adjusted Net Income is a non-GAAP financial measure defined as our net income, adjusted to exclude income tax expense, stock-based compensation expenses and certain non-recurring charges. We believe that Adjusted Net Income is an important measure of operating performance because it allows management, investors, and our Board to evaluate and compare our operating results, including our return on capital and operating efficiencies, from period to period.

•

We believe it is useful to exclude the impact of income tax expense (benefit), as reported, because historically it has included irregular tax items that do not reflect our ongoing business operations.

•

We believe it is useful to exclude the impact of certain non-recurring charges, such as expenses associated with a litigation reserve, our retail network optimization plan, impairment charges and acquisition and integration related expenses, because these items do not reflect ongoing business operations.

•	We believe it is useful to exclude stock-based compensation expense because it is a non-cash charge.

•	We include the impact of normalized statutory income tax expense by applying the income tax rate noted in the table.

The following table presents a reconciliation of net income (loss) to Adjusted Net Income for the years ended December 31, 2022 and 2021:

	Year Ended December 31,
Adjusted Net Income (in thousands)	2022	2021
Net income (loss)	$(77,744)	$47,414
Adjustments:
Income tax expense	2,458	15,377
Impairment	108,472	3,324
Stock-based compensation expense	27,620	18,857
Litigation reserve	2,750	—
Retail network optimization expenses	1,882	12,828
Acquisition and integration related expenses	29,682	10,648
Adjusted income before taxes	95,120	108,448
Normalized income tax expense	25,682	29,715
Adjusted Net Income	$69,438	$78,733
Income tax rate (1)	27.0%	27.4%

(1)	Income tax rates for the years ended December 31, 2022 and December 31, 2021, are based on a normalized statutory rate.

Adjusted Operating Efficiency

Adjusted Operating Efficiency is a non-GAAP financial measure defined as total operating expenses adjusted to exclude stock-based compensation expense and certain non-recurring charges such as expenses associated with a litigation reserve, our retail network optimization plan, impairment charges and acquisition and

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integration related expenses divided by total revenue. We believe Adjusted Operating Efficiency is an important measure because it allows management, investors and our Board to evaluate how efficiently we manage costs relative to revenue.

The following table presents a reconciliation of Operating Efficiency to Adjusted Operating Efficiency for the years ended December 31, 2022 and 2021:

	As of or for the Year Ended December 31,
(in thousands)	2022	2021
Operating Efficiency	75.2%	74.6%
Adjusted Operating Efficiency
Total revenue	$952,545	$626,782
Total operating expense	715,943	467,690
Impairment	(108,472)	(3,324)
Stock-based compensation expense	(27,620)	(18,857)
Litigation reserve	(2,750)	—
Retail network optimization expenses	(1,882)	(12,828)
Acquisition and integration related expenses	(29,682)	(10,648)
Total adjusted operating expenses	$545,537	$422,033
Adjusted Operating Efficiency	57.3%	67.3%

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OPORTUN FINANCIAL CORPORATION 2 CIRCLE STAR WAY SAN CARLOS, CA 94070 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time on June 5, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During the Meeting - Go to www.virtualshareholdermeeting.com/OPRT2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time on June 5, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. We must receive it by June 5, 2023 for your vote to be counted. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V03782-P89932 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY OPORTUN FINANCIAL CORPORATION The Board of Directors recommends you vote FOR each of the Nominees listed in proposal 1, and FOR proposals 2 and 3: 1. Election of Class I Directors to serve until the 2026 Annual Meeting of Stockholders Nominees: For Withhold 1a. Jo Ann Barefoot 1b. Sandra A. Smith For Against Abstain 2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2023. 3. To approve, on an advisory non-binding basis, the named executive officer compensation, as described in the proxy statement. NOTE: In their discretion, the proxy holders will vote on such other business as may properly come before the meeting or any adjournments or postponements thereof. HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household. Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com. OPORTUN FINANCIAL CORPORATION Annual Meeting of Stockholders June 6, 2023 8:00 a.m. Pacific Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Raul Vazquez, Jonathan Coblentz and Joan Aristei, and each of them, as proxies and attorneys-in-fact, each with full power of substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of OPORTUN FINANCIAL CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Pacific Time on June 6, 2023, virtually at www.virtualshareholdermeeting.com/OPRT2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors. Continued and to be signed on reverse side